DATED AS OF OCTOBER 5, 1994




                               HARMAC PACIFIC INC.



                                       and





                        MONTREAL TRUST COMPANY OF CANADA,
                                   AS TRUSTEE




--------------------------------------------------------------------------------

                                 TRUST INDENTURE




                        PROVIDING FOR THE ISSUE OF UP TO
                    $76,500,000 AGGREGATE PRINCIPAL AMOUNT OF
              8% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES DUE
                                 OCTOBER 4, 2004

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

       Recitals                                                             Page
       --------                                                             ----

                                    ARTICLE I
                                 INTERPRETATION

1.1    Definitions ........................................................... 1
1.2    Interpretation not Affected by Headings  .............................. 4
1.3    Applicable Law......................................................... 5
1.4    Language............................................................... 5
1.5    References............................................................. 5

                                    ARTICLE 2
                                 THE DEBENTURES

2.1    Limitation of Issue.................................................... 5
2.2    Form and Terms of Debentures  ......................................... 5
2.3    Execution of Debentures  .............................................. 7
2.4    Certification by Trustee  ............................................. 7
2.5    Interim Debentures or Certificates  ................................... 7
2.6    Registration and Transfer of Debentures  .............................. 8
2.7    Payment of Interest  .................................................. 9
2.8    Persons Entitled to Payment  .......................................... 9
2.9    Debentures to Rank Equally  ...........................................10
2.10   Mutilation, Loss, Theft or Destruction of Debentures  .................10
2.11   Exchange of Debentures  ...............................................10
2.12   Charge for Registration, Transfer and Cancellation  ...................10
2.13   Option of Holder as to Place of Payment  ..............................11

                                    ARTICLE 3

3.1    Issuance of Debentures  ...............................................11

                                    ARTICLE 4
               SUBORDINATION OF DEBENTURES TO SENIOR INDEBTEDNESS

4.1    Subordination..........................................................12
4.2    Payment on Dissolution or Winding-Up...................................12
4.3    Senior Indebtedness Default............................................13
4.4    Subrogation to Senior Indebtedness.....................................14
4.5    Rights of Debenture Holders Reserved...................................14
4.6    Exceptions to Subordination............................................15
4.7    Renewal or Extension of Senior Indebtedness............................16

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                                       -2-

4.8    Authorization to Trustee  .............................................16
4.9    Relationship of Trustee  ..............................................16
4.10   Restrictions on Purchase of Debentures  ...............................16

                                    ARTICLE 5
                      REDEMPTION AND PURCHASE OF DEBENTURES

5.1    Right to Redeem  ......................................................17
5.2    Partial Redemption  ...................................................17
5.3    Notice of Redemption  .................................................17
5.4    Debentures Due on Redemption Dates  ...................................18
5.5    Deposit of Redemption Moneys or Common Shares  ........................18
5.6    Surrender of Debentures for Cancellation  .............................18
5.7    Failure to Surrender Debentures Called for Redemption  ................19
5.8    Payment in Common Shares on Redemption of Debentures or Maturity Date .19
5.9    Issue of Common Shares on Redemption of Debentures on Maturity Date ...19
5.10   No Requirement to Issue Fractional Shares  ............................20
5.11   Redemption on Liquidation  ............................................20
5.12   Unclaimed Moneys or Common Shares  ....................................21
5.13   Purchase of Debentures  ...............................................21
5.14   Cancellation of Debentures  ...........................................21

                                    ARTICLE 6
                            CONVERSION OF DEBENTURES

6.1    Conversion Privilege and Conversion Price  ............................22
6.2    Manner of Exercise of Right to Convert  ...............................22
6.3    Revival of Right to Convert ...........................................24
6.4    Adjustment to Conversion Price  .......................................24
6.5    No Requirement to Issue Fractional Shares  ............................26
6.6    Taxes and Charges on Conversion  ......................................26
6.7    Cancellation of Converted Debentures  .................................26
6.8    Certificate as to Adjustment  .........................................27
6.9    Notice of Special Matters  ............................................27
6.10   Protection of Trustee  ................................................27
6.11   Availability of Shares  ...............................................28
6.12   Governmental Requirements  ............................................28

                                    ARTICLE 7
                            COVENANTS OF THE COMPANY

7.1    Payment of Principal and Interest......................................28
7.2    To Carry on Business ..................................................28

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                                       -3-

7.3    To Pay Trustee's Remuneration..........................................29
7.4    Not to Exceed Time for Payment of Interest.............................29
7.5    Audit..................................................................29
7.6    Trustee May Perform Covenants..........................................29
7.7    Certificates of Compliance.............................................30
7.8    Maintain Listing and Reporting Status..................................31

                                    ARTICLE 8
                                    REMEDIES

8.1    Acceleration of Maturity on Default....................................30
8.2    Notice of Events of Default............................................31
8.3    Waiver of Default......................................................31
8.4    Right of Trustee to Enforce Payment....................................32
8.5    Nature.................................................................33
8.6    Application of Moneys by Trustee.......................................33
8.7    Notice of Payment by Trustee...........................................34
8.8    Trustee May Demand Production of Debentures............................34
8.9    Trustee Appointed Attorney.............................................34

                                    ARTICLE 9
                     SUITS BY DEBENTURE HOLDERS AND TRUSTEE

9.1    Debenture Holders May Not Sue .........................................34
9.2    General Powers of Trustee To Sue ......................................35
9.3    Trustee May Sue Without Possession of Debentures ......................35
9.4    Staying Actions  ......................................................35

                                   ARTICLE 10

10.1   Immunity of Officers, Shareholders and Directors ......................35

                                   ARTICLE 11
                                SUCCESSOR COMPANY

11.1   Reconstruction, Consolidation, Amalgamation or Merger..................36
11.2   Consent of Trustee ....................................................36
11.3   Debt Obligations ......................................................36

                                   ARTICLE 12
                             SUPPLEMENTAL INDENTURES

12.1   Provision for Supplemental Indentures..................................37
12.2   Correction of Manifest Errors..........................................38
12.3   Prior Stock Exchange Approval..........................................38

                                   ARTICLE 13
                             CONCERNING THE TRUSTEE

13.1   Duty of Trustee .......................................................38
13.2   Trust Indenture Legislation ...........................................38
13.3   Conditions Precedent to Trustee's Obligation to Act ...................39
13.4   Evidence  .............................................................39
13.5   Experts, Advisers and Agents  .........................................39
13.6   Investment of Trust Funds  ............................................40
13.7   Trustee Not Ordinarily Bound  .........................................40
13.8   Trustee Not Required to Give Security  ................................41
13.9   Replacement of Trustee  ...............................................41
13.10  Acceptance of Trust  ..................................................41
13.11  No Conflict of Interest  ..............................................41

                                   ARTICLE 14
                                     NOTICES

14.1   Notice to the Company  ................................................42
14.2   Notice to the Debenture Holder  .......................................42
14.3   Notice to the Trustee .................................................42
14.4   Postal Disruptions ....................................................42

                                   ARTICLE 15
                           DEBENTURE HOLDERS MEETINGS

15.1   Right to Convene Meeting ..............................................43
15.2   Notice.................................................................43
15.3   Chairman ..............................................................43
15.4   Quorum.................................................................43
15.5   Power to Adjourn  .....................................................44
15.6   Show of Hands  ........................................................44
15.7   Poll...................................................................44
15.8   Voting ................................................................44
15.9   Regulations............................................................45
15.10  Company and Trustee May be Represented  ...............................45
15.11  Powers Exercisable by Extraordinary Resolution ........................45
15.12  Meaning of "Extraordinary Resolution"..................................47

15.13  Powers Cumulative......................................................48
15.14  Minutes................................................................48
15.15  Instruments in Writing.................................................48
15.16  Binding Effect of Resolutions .........................................48
15.17  Certain Debentures Deemed Not Outstanding  ............................49

                                   ARTICLE 16
                           SATISFACTION AND DISCHARGE

16.1   Cancellation and Destruction...........................................49
16.2   Non-Presentation of Debentures.........................................49
16.3   Repayment of Unclaimed Moneys to Company...............................50
16.4   Release and Discharge..................................................50
16.5   Non-Production of Debentures...........................................50

                                   ARTICLE 17

17.1   Execution..............................................................50

                                    SCHEDULES

       Form of Debenture......................................................52
       Form of Trustee's Certificate..........................................56
       Conversion Form .......................................................57

     THIS INDENTURE made as of the 5th day of October, 1994.

BETWEEN:

          HARMAC PACIFIC INC., a company incorporated under the laws of the Province of British Columbia, and having its head office in the City of Vancouver, in the Province of British Columbia

          (the "Company")

AND:

          MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada

          (the "Trustee")

     WITNESSES THAT:

     WHEREAS the Company has determined to create and issue the Debentures to be constituted and issued in the manner hereinafter appearing; and

     WHEREAS the Company is duly authorized to create and issue the Debentures; and

     WHEREAS all things necessary have been done to make the Debentures, when certified by the Trustee and issued as provided in this Indenture, valid, binding and legal obligations of the Company with the benefits and subject to the terms of this Indenture and to make this Indenture a valid and binding Indenture in accordance with its terms; and

     WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee.

     NOW THEREFORE IT IS HEREBY COVENANTED, AGREED AND DECLARED as follows:

                                    ARTICLE 1

                                 INTERPRETATION

                                   DEFINITIONS

     SECTION 1.1

     In this Indenture and the Schedule annexed hereto and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings:

     (1) "Common Shares" means the common voting shares without par value in the capital of the Company as such shares exist at the close of business on the date of the execution and delivery of this Indenture; provided that in the event of a change, subdivision, reclassification or consolidation thereof or successive such changes, subdivisions, reclassifications or consolidations, then, subject to such adjustments as may be required by section 6.1(4) and 6.4, "Common Shares" shall thereafter mean the shares resulting from such change, subdivision, reclassification or consolidation.

     (2) "Certified Resolution" means, with respect to the Company, a copy of a resolution certified by the chairman, the president, a vice president, the secretary or an assistant secretary of the Company to have been duly passed by its Directors and to be in full force and effect on the date of such certification.

     (3) "Certificate", "written order" and "written request" mean, respectively, a certificate, written order and written request signed in the name of the Company by any two of the chairman, the president, the vice presidents, the secretary and the treasurer of the Company provided that an assistant secretary or an assistant treasurer of the Company may sign in the name of the Company in lieu of the secretary or the treasurer.

     (4) "Company" means Harmac Pacific Inc., and includes any successor company to or of the Company which shall have complied with the provisions of Article 11.

     (5) "Company's Auditors" or "Auditors of the Company" means an independent firm of chartered accountants duly appointed as auditors of the Company.

     (6) "Conversion Price" has the meaning attributed thereto in Section 6.1, unless such price shall have been adjusted in accordance with the provisions of
Article 6 in which case it shall mean the adjusted price.

     (7) "Counsel" means any barrister or solicitor or any firm of barristers or solicitors retained by the Trustee or retained or employed by the Company and approved by the Trustee.

     (8) "Debentures" means the Debentures issued and certified hereunder or to be issued and certified hereunder and for the time being outstanding whether in definitive or interim form. Debentures which have been partially redeemed or converted shall be deemed to be outstanding only to the extent of the unredeemed or unconverted part of the principal amount thereof.

     (9) "Debenture holders" or "holders" means the persons for the time being entered in the register or registers hereinafter mentioned as holders thereof.

     (10) "Designated Representative" means, with respect to any class of Senior Indebtedness which shall have been issued under an indenture, the trustee or trustees under such indenture, except that, if any other person shall be designated in writing to the Trustee by the holders of a majority of the outstanding principal amount of such class of Senior Indebtedness such other person shall be the Designated Representative of such class; and, with respect to any other class of Senior Indebtedness, the person designated in writing to the Trustee by the holders of a majority of the outstanding principal amount thereof or, in the absence of such designation, the person designated in writing to the Trustee by the Company.

     (11) "Director" means a director of the Company for the time being and "Directors" or "Board of Directors" means the board of directors of the Company or, if duly constituted and whenever duly empowered, the executive or some other committee, if any, of the board of directors of the Company, for the time being, and reference to action by the directors means action by the directors of the Company as a board or action by the executive or other committee as such.

     (12) "Dividends paid in the ordinary course" means cash dividends paid on the Common Shares in any fiscal year of the Company to the extent that the aggregate amount of such cash dividends does not in such fiscal year exceed the greatest of:

          (i) 200% of the aggregate amount of cash dividends paid by the Company on the Shares in the period of 12 consecutive months ended immediately prior to the first day of such fiscal year;

          (ii) 100% of the aggregate amount of cash dividends paid by the Company on the Shares in the period of 36 consecutive months ended immediately prior to the first day of such fiscal year; and

          (iii) 150% of the consolidated net earnings of the Company, before extraordinary items, for the period of 12 consecutive months ended immediately prior to the first day of such fiscal year;

provided that where shares in the capital of the Company are distributed to a holder of Common Shares pursuant to his exercise of an option to receive a dividend in the form of such shares in lieu of a cash dividend, such dividend shall be deemed to be a cash dividend.

     (13) "encumbrance" means any mortgage, hypothec, pledge, charge, lien or other encumbrance, whether fixed or floating.

     (14) "Event of Default" means any event specified in Section 9.1, continued for the period of time, if any, therein designated.

     (15) "Extraordinary Resolution" means an extraordinary resolution of Debenture holders as defined in Section 15.12 and includes a written instrument signed by Debenture holders pursuant to the provisions of Section 15.15.

     (16) "Regulation S" means Regulation S promulgated under the U.S. Securities Act;

     (17) "Time of Expiry" has the meaning attributed thereto in subsection (1) of Section 6.1.

     (18) "Senior Indebtedness" means the principal of, and premium, if any, and accrued and unpaid interest on

          (i) all indebtedness of the Company, other than the indebtedness evidenced by the Debentures, whether outstanding on the date of this Indenture or thereafter created, incurred for money borrowed or raised by the Company by whatever means or indebtedness for money borrowed by others (including, but not limited to, Subsidiaries) for payment of which the Company is liable and includes, without limitation, the liability of the Company for accepted bills of exchange, debt instruments, finance leases, accepted drafts and bankers acceptances issued by the Company or a Subsidiary, as the case may be and any liability evidenced by bonds, debentures, notes or similar instruments;

          (ii) all indebtedness, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Company in connection with the acquisition by the Company or by others (including, but not limited to, Subsidiaries) of any business, property or other asset or service;

          (iii) any trade debts of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Company; and

          (iv)   renewals, extensions and refundings of any such indebtedness;

unless, in each case, the instrument creating or evidencing such indebtedness or under or pursuant to which the same is incurred, assumed, guaranteed or outstanding provides that such indebtedness is not superior in right of payment to the Debentures.

     (19) "Senior Indebtedness Default" means

          (i) the declaration of any Senior Indebtedness to be due and payable prior to the stated maturity thereof following the occurrence of an event which permits the holder or holders of such Senior Indebtedness, or one or more Designated Representatives, to make such declaration; or

          (ii) the non-payment in full of any principal amount of Senior Indebtedness upon its stated maturity (other than maturity pursuant to any sinking fund or installment payment obligation).

     (20) "Subsidiary" means any corporation of which there are owned, directly or indirectly, by or for the Company, or by or for any corporation in like relation to the Company, shares which, in the aggregate, entitle the holders thereof to cast more than 50% of the votes which may be cast by the holders of all shares of such corporation (other than shares carrying a contingent right to vote, whether or not such contingency shall have occurred) for the election of its directors and includes any corporation in like relation to a Subsidiary.

     (21) "this Indenture", "this Trust Deed", "this Trust Indenture", "hereto", "hereby", "hereunder", "hereof' and similar expressions refer to this instrument and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto or in implementation hereof.

     (22) "Trustee" means Montreal Trust Company of Canada or its successor or successors for the time being as trustee hereunder.

     (23) "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

     (24) "U.S. Person" has the meaning set forth in Regulation S under the U.S. Securities Act;

     (25) "U.S. Securities Act" means the United States Securities Act of 1933, as amended;

     (26) Words importing the singular number shall include the plural and vice versa; words importing the masculine gender shall include the feminine gender and vice versa; and words importing persons shall include firms and corporations and vice versa.

     (27) Any reference in this Indenture to any Act or section thereof shall be deemed to be a reference to such Act or section as amended or re-enacted from time to time.

     (28) All calculations contemplated by subsection (12) of this Section 1.1 shall be made in accordance with generally accepted accounting principles.

                     INTERPRETATION NOT AFFECTED BY HEADINGS

     SECTION 1.2

     The division of this Indenture into Articles and Sections, the provisions of a table of contents hereto and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

                                 APPLICABLE LAW

     SECTION 1.3

     This Indenture and the Debentures shall be construed in accordance with the laws of the Province of British Columbia and shall be treated in all respects as British Columbia contracts.

                                    LANGUAGE

     SECTION 1.4

     The Company and the Trustee have required that this Indenture and related documents be drawn up in the English language (la societe et le fiduciaire ont exige que cette convention do fiducie et les documents s'y rapportent soient rediges en anglais).

                                   REFERENCES

     SECTION 1.5

     All references herein to Articles, Sections and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Indenture.

                                   ARTICLE 2

                                 THE DEBENTURES

                               LIMITATION OF ISSUE

     SECTION 2.1

     The aggregate principal amount of Debentures authorized for issue hereunder is limited to $76,500,000 in lawful money of Canada.

                          FORM AND TERMS OF DEBENTURES

     SECTION 2.2

     (1) The Debentures shall be designated "8% Convertible Subordinated Debentures", shall be dated October 5, 1994, shall mature on October 4, 2004 and shall bear interest subject to Section 2.7, from October 5, 1994 at the rate of 8% per annum (after as well as before maturity and after as well as before default, with interest on overdue interest at the same rate) calculated halfyearly and not in advance and payable half-yearly on the first days of June and December in each year, commencing on the first day of December, 1994, in the amount of $40 on each $1,000 principal amount of Debentures; provided that interest on each $1,000 principal amount of Debentures from October 5, 1994, payable on the first day of December, 1994, shall be in the amount of $12.49.

     (2) The principal of and half-yearly interest on the Debentures shall be payable in lawful money of Canada at any branch in Canada of The Bank of Nova Scotia.

     (3) The Debentures shall be issued only as fully registered Debentures in denominations of $1,000 and integral multiples of $1,000.

     (4) The Debentures and the certificate of the Trustee endorsed thereon, respectively, shall be substantially in the form set forth in the Schedule hereto with such insertions, omissions, substitutions and variations as may be authorized by the Company and assented to by the Trustee, and shall be numbered in such manner as may be assented to by the Trustee, the execution by the Company and the certification by the Trustee of any Debenture being conclusive evidence of such authorization and assent.

     (5) Each certificate representing Debentures issued to U.S. Persons, persons in the United States or persons who are acting on behalf of a U.S. Person, shall bear a legend in substantially the following form:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE UNITED STATES STATE LAWS GOVERNING THE OFFER AND SALE OF SECURITIES AND THE SELLER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY, TO THAT EFFECT, DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM THE CUSTODIAN UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE CUSTODIAN AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

provided, that if such Debentures are being sold or transferred under clause (B) above, the legend maybe removed by providing a declaration to the Trustee to the following effect:

          The undersigned (A) acknowledges that the sale of securities to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933 (the "U.S. Securities Act") and (B) certifies that (1) it is not an "affiliate" of the Company (as defined in Rule 405 under the U.S. Securities Act), (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Alberta, Montreal, Toronto or Vancouver stock exchanges and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States and (3) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S.

          Prior to the initial issuance of the Debentures, the Company shall notify the Trustee concerning which Debentures are to bear the legend described in this Section 2.2(5). The Trustee will thereafter maintain a list of all registered holders from time to time of legended Debentures or, in its capacity as registrar and transfer agent for the Common Shares, of legended Common Share certificates issued upon conversion, redemption or maturity of the Debentures, as set forth herein.

                             EXECUTION OF DEBENTURES

     SECTION 2.3

     The Debentures shall be under the common seal of the Company or a facsimile thereof (which shall be deemed to be the common seal of the Company) and shall be signed by any two of the chairman of the board, the president, a vice-president, the secretary or the treasurer of the Company provided that an assistant secretary or an assistant treasurer of the Company may sign in the name of the Company in lieu of the secretary or the treasurer. The signatures of any of such officers may be mechanically reproduced in facsimile and Debentures bearing such facsimile signatures shall be binding upon the Company as if they had been manually signed by such officers. Notwithstanding that any of the persons whose manual or facsimile signature appears on any Debenture as one of such officers may no longer, at the date of this Indenture or at the date of such Debenture or at the date of certification and delivery thereof, hold the official capacity in which he signed, any Debenture signed as aforesaid shall be valid and binding upon the Company when such Debenture has been certified by the Trustee under Section 2.4.

                            CERTIFICATION BY TRUSTEE

     SECTION 2.4

     (1) No Debenture shall be issued or, if issued, shall be obligatory or entitle the holder to the benefit hereof until it has been certified by the Trustee substantially in the form of the certificate set out in the Schedule hereto or in some other form approved by the Trustee and such certification by the Trustee upon any Debenture shall be conclusive evidence that the Debenture so certified has been duly issued hereunder, is a valid obligation of the Company and is entitled to the benefits of this Indenture.

     (2) The certificate of the Trustee on Debentures issued hereunder shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures (except the due certification thereof) and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or any of them or of the proceeds thereof. The certificate of the Trustee signed on the definitive or interim Debentures shall however be a representation and warranty by the Trustee that said definitive or interim Debentures have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

                       INTERIM DEBENTURES OR CERTIFICATES

     SECTION 2.5

     Pending the delivery of definitive Debentures, the Company may issue and the Trustee may certify in lieu thereof interim Debentures in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debentures when the same are ready for delivery; or the Company may execute and the Trustee certify a temporary Debenture for the whole principal amount of Debentures authorized to be issued hereunder and deliver the same to the Trustee and thereupon the Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Debenture so delivered to it, as the Company and the Trustee may approve entitling the holders thereof to definitive Debentures when the same are ready for delivery; and, when so issued and certified, such interim or temporary Debentures or interim certificates shall, for all purposes, but without duplication, rank in respect of this Indenture equally with Debentures duly issued hereunder and, pending the exchange thereof for definitive Debentures, the holders of the said interim or temporary Debentures or interim certificates shall be deemed without duplication to be Debenture holders and entitled to the benefits of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the

Company shall have delivered the definitive Debentures to the Trustee, the Trustee shall cancel such temporary Debenture, if any, and shall call in for exchange all interim Debentures or interim certificates that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by the Company or the Trustee to the holders of such interim Debentures or interim certificates for the exchange thereof. All interest paid upon interim or temporary Debentures or interim certificates shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.

                     REGISTRATION AND TRANSFER OF DEBENTURES

     SECTION 2.6

     (1) The Company shall cause to be kept by and at the principal office of the Trustee in Vancouver, Toronto and Montreal, registers in which shall be entered the names and addresses of the holders of Debentures and particulars of Debentures held by them respectively and of all transfers of Debentures. No transfer of a Debenture shall be valid unless made on one of such registers by the registered holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee and upon compliance with such requirements as the Trustee and/or other registrar may prescribe.

     (2) The Company shall have power at any time to close any register upon which the registration of any Debenture appears, except the registers maintained at Vancouver and Toronto, and in that event it shall transfer the records thereof to another existing register or other existing registers, or to a new register, and thereafter Debentures previously registered on such closed register shall be deemed to be registered on such other existing or new register, as the case may be.

     (3) The registers referred to in this Section 2.6 shall at all reasonable times be open for inspection by the Trustee, the Company and any Debenture holder.

     (4) The holder of a Debenture shall be entitled to have such Debenture transferred at any of the places at which a register is kept pursuant to the provisions of this Section 2.6, under such reasonable regulations as the Trustee may prescribe.

     (5) The registers of Debentures may be closed on any day upon which interest on the Debentures is payable and during the 15 preceding business days. The registers of Debentures may also be closed on the day of any selection by the Trustee of Debentures to be redeemed and during the 15 preceding business days.

     (6) Neither the Trustee nor any registrar nor the Company shall be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Debenture and any of them may transfer any Debenture on the direction of the registered holder thereof whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

     (7) The holder of a Debenture may at any time or from time to time have the registration of such Debenture transferred from the register in which the registration thereof appears to another register maintained in another place authorized for that purpose under the provisions of this Indenture upon payment of a reasonable fee to be fixed by the Trustee.

     (8) Every registrar shall, when requested to do so by the Company or the Trustee, furnish the Company or the Trustee, as the case may be, with a list of the names and addresses of the holders of Debentures on the registers maintained by such registrar and showing the principal amount and serial numbers of Debentures held by each such holder.

     (9) A Debenture holder may, upon payment to the Trustee of a reasonable fee and upon compliance with other conditions prescribed by law, require the Trustee to furnish a list of the names and addresses of the holders of Debentures as shown on the registers provided for in this Section 2.6, showing the principal amount of Debentures held by each such holder and a statement of the aggregate principal amount of Debentures outstanding on the day as of which such list is made up.

     (10) Notwithstanding the foregoing, the Trustee shall not register a transfer of a Debenture bearing the legend set forth in Section 2.2(5), unless the Company has received a written opinion of counsel or other evidence satisfactory to it that the transfer of Debentures by such holder is in compliance with applicable United States federal and state securities laws, and the Company has provided a direction to the Trustee to proceed with such transfer or registration, subject to such terms or conditions, including legending the Debenture certificate, as may be required by law.

                               PAYMENT OF INTEREST

     SECTION 2.7

     All Debentures issued hereunder, whether issued originally or in exchange for other Debentures, shall bear interest from their date or from the last interest payment date on which interest shall have been paid or made available for payment on the outstanding Debentures, whichever shall be later.

                           PERSONS ENTITLED TO PAYMENT

     SECTION 2.8

     (1) The Company, the Trustee, any registrar and any paying agent may deem and treat the person in whose name any Debenture is registered as the absolute owner thereof for all purposes of this Indenture and payment of or on account of the principal of and interest on such Debenture shall be made only to or to the order in writing of such holder, and the Company, the Trustee, any registrar and any paying agent shall not be affected, to the extent permitted by law, by any notice to the contrary, and such payment shall be a good and sufficient discharge to the Company, the Trustee, any registrar and any paying agent for the amounts so paid.

     (2) As the interest on the Debentures becomes due, the Company shall forward or cause to be forwarded by prepaid ordinary mail, to the holder for the time being or, in the case of joint holders, to one of such joint holders (failing written instructions to the contrary from all of such joint holders), at his address appearing on the appropriate register hereinbefore mentioned, a cheque on the Company's bankers for such interest (less any tax required to be deducted) payable to or to the order of such holder or holders and negotiable at par at each of the places at which interest upon the Debentures is payable. The forwarding of such cheque shall satisfy and discharge the liability for the interest upon the Debentures to the extent of the sums represented thereby (plus the amount of any tax deducted as aforesaid) unless such cheque is not paid on presentation; provided that in the event of the non-receipt of such cheque by such registered holder or the loss or destruction thereof the Company, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it, shall issue or cause to be issued to such registered holder a replacement cheque for the amount of such cheque.

     (3) The holder for the time being of any Debenture shall be entitled to the principal moneys and interest evidenced by such Debenture, free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and a transferee of a Debenture shall, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by any conditions contained in such Debenture or by law, be entitled to be entered on the appropriate register or on any one of the appropriate registers as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Company and his transferor or any previous holder thereof.

     (4) Where a Debenture is registered in more than one name the principal of and interest from time to time payable in respect thereof shall be paid to or to the order of the joint holders thereof (failing written instructions to the contrary from all such joint holders) and such payment shall be a valid discharge to the Company, the Trustee, any registrar and any paying agent.

     (5) In the case of the death of one or more joint holders, the principal of and interest on any Debenture registered in their names may, notwithstanding subsection (4) of this Section 2.8, be paid to the survivor or survivors of such holders whose receipt therefor shall constitute a valid discharge to the Company, the Trustee, any registrar and any paying agent.

                           DEBENTURES TO RANK EQUALLY

     SECTION 2.9

     The Debentures may be issued in such amounts, to such persons, on such terms, not inconsistent with the provisions of this Indenture, and either at par or at a discount or at a premium as the Directors may determine. The Debentures as soon as issued or negotiated shall, subject to the terms hereof, rank pari passu without discrimination, preference or priority and shall be equally and rateably entitled to the benefits hereof as if all the Debentures had been issued and negotiated simultaneously.

              MUTILATION, LOSS, THEFT OR DESTRUCTION OF DEBENTURES

     SECTION 2.10

     In case any of the Debentures shall become mutilated or be lost, stolen or destroyed, the Company, in its discretion, may issue, and thereupon the Trustee shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture or, in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Trustee and shall be entitled to the benefits of this. Indenture equally with all other Debentures issued or to be issued hereunder without preference or priority one over another. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Company and to the Trustee such evidence of such loss, theft or destruction as shall be satisfactory to the Company and to the Trustee in their discretion and shall also furnish an indemnity satisfactory to them in their discretion and shall pay all expenses incidental to the issuance of such substituted Debenture.

                             EXCHANGE OF DEBENTURES

     SECTION 2.11

     (1) Debentures of any denomination may be exchanged for Debentures in any other authorized denomination or denominations in the same aggregate principal amount as the Debentures so exchanged. Exchanges of Debentures may be made at such place or places at which the registers referred to in subsection (1) of
Section 2.6 are kept and at such other place or places, if any, as may from time to time be designated by the Company for such purpose. Any Debentures tendered for exchange shall be surrendered. In every case of exchange the Debentures so surrendered shall be cancelled.

     (2) Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

               CHARGE FOR REGISTRATION, TRANSFER AND CANCELLATION

     SECTION 2.12

     (1) Except as herein otherwise provided, in every case of exchange of Debentures of any denomination for other Debentures and for any transfer of Debentures, the Trustee or other registrar may make a sufficient charge to reimburse it for any stamp tax or governmental charge required to be paid and, in addition, a reasonable charge for its service in connection with, and a reasonable charge for every Debenture issued upon, such exchange or transfer, and payment of the said charges shall be made by the party requesting such exchange or transfer as a condition precedent thereto.

     (2) Notwithstanding subsection (1) of this Section 2.12, no charge shall be made to a Debenture holder (i) for any exchange, transfer or registration of any Debenture applied for within a period of 30 days from the issue of the Debentures hereunder; or (ii) for any exchange, after such period, of Debentures in denominations in excess of $ 1,000 for Debentures in lesser denominations, provided that the Debentures surrendered for exchange shall not have been issued as a result of any previous exchange other than an exchange pursuant to clause
(i) of this subsection or pursuant to Section 5.2 or 6.2.

                     OPTION OF HOLDER AS TO PLACE OF PAYMENT

     SECTION 2.13

     Except as otherwise herein provided, all sums which may at any time become payable, whether at maturity or on a declaration or on redemption or otherwise, on account of any Debenture or any interest thereon, shall be payable, at the option of the holder, at any of the places at which the principal of and interest on such Debenture are payable.

                                    ARTICLE 3

                             ISSUANCE OF DEBENTURES

     SECTION 3.1

     Debentures in the aggregate principal amount of $76,500,000 in lawful money of Canada shall forthwith be executed by the Company and delivered to the Trustee and shall, upon the written request of the Company, be certified by or on behalf of the Trustee, and delivered to the Company or order without the Trustee receiving any consideration therefor, but only upon receipt by the Trustee of:

     (a) an opinion of Counsel, dated as of the date of delivery thereof to the effect that:

          (i) this Indenture has been duly and validly authorized, executed and delivered by and is a valid and legally binding instrument of the Company and is enforceable;

          (ii) the Debentures have been duly and validly authorized, executed and delivered by the Company and, upon the certification and delivery thereof by the Trustee, will be valid and legally binding obligations of the Company entitled to the benefits of this Indenture in accordance with their terms and are enforceable; and

          (iii) all terms provided for in this Indenture relating to the authorization, execution, certification and delivery of the Debentures have been complied with;

     provided that such opinion may state as to enforceability that it is subject to the qualifications that the rights and remedies of the Trustee and the holders of the Debentures are subject to any applicable bankruptcy or insolvency laws or other laws affecting creditors rights generally and to the provisions of this Indenture and that no opinion is given as to the availability of the remedy of specific performance and other equitable remedies; and

     (b) such other or further certificates, opinions, reports, declarations or other instruments as may be necessary to comply with the provisions of any indenture legislation referred to in Section 13.2.

                                    ARTICLE 4

               SUBORDINATION OF DEBENTURES TO SENIOR INDEBTEDNESS

                                  SUBORDINATION

     SECTION 4.1

     The payment of the principal of and interest payable on the Debentures shall be subordinate and rank junior, to the extent and in the manner set forth in this Article 4, to the prior payment in full of all Senior Indebtedness, whether outstanding on the date of this Indenture or thereafter incurred. Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise then, except as otherwise provided in Section 4.6, the principal of and interest on such matured Senior Indebtedness shall first be paid in full or payment duly provided for in a manner satisfactory to the Trustee before an payment is made on account of the principal of and interest on the Debentures.

                      PAYMENT ON DISSOLUTION OR WINDING-UP

     SECTION 4.2

     (1) In the event of any payment or distribution of assets of the Company upon any liquidation, dissolution or winding up (or arrangement or other reorganization that is similar thereto) of the Company, whether or not pursuant to any bankruptcy, insolvency or analogous law of Canada or of any province thereof, subject to Section 4.6:

          (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full thereof, or such payment shall be duly provided for in a manner satisfactory to the Trustee, before the holders of the Debentures shall be entitled to receive any payment upon the principal of or interest on the Debentures;

          (b) the holders of Debentures by their acceptance thereof assign to the holders of Senior Indebtedness or the Designated Representatives thereof, for the purposes and to the extent set forth in this clause
          (b) of subsection (1) of Section 42, all their right and title and interest to and in any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Debenture holders or the Trustee (for their benefit) would be entitled but for the provisions of this Section 4.2, and the Trustee shall take such steps as may be necessary or appropriate to entitle the holders of Senior Indebtedness or the Designated Representatives thereof to receive such payment or distribution directly from the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or receiver-manager or other liquidating agent, rateably according to the aggregate amounts remaining unpaid on the Senior Indebtedness held or represented by each, all to the extent necessary to provide for payment of all Senior Indebtedness in full (after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness or provision therefor), prior to any payment upon the principal of or interest on the Debentures;

          (c) in the event, notwithstanding the provisions of clauses (a) and
          (b) of subsection (1) of this Section 4.2, any payment or distribution of assets of the Company of any kind or character (other than shares of any class in the capital of the Company into which Debentures are convertible or cash duly delivered upon the conversion of Debentures pursuant to Article 7 hereto in respect of the principal of or interest on the Debentures, whether in cash, property or securities, shall be received by the Trustee or by any Debenture holder before all Senior Indebtedness shall have been paid in full or duly provided for, such payment or distribution shall be held by the recipient in trust (which trust is hereby declared) for the benefit of, and shall be paid over to, the holders of Senior Indebtedness or the Designated Representatives thereof, rateably according to the aggregate amount remaining unpaid on such Senior Indebtedness represented by each, to the extent necessary to pay all Senior Indebtedness in full (after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness or provision therefor); and

          (d) when all Senior Indebtedness shall have been paid in full the holders of the Debentures shall be entitled to receive payment from any assets then available for such payment.

The reconstruction or reorganization of the Company, the consolidation, amalgamation or merger of the Company with another corporation or the transfer of its undertaking and assets as an entirety, or substantially as an entirety, to another corporation, in each case upon the terms and conditions provided in
Article 11, shall be deemed not to be a liquidation, dissolution or winding up of the Company for the purposes of this Section 4.2 if such reconstruction, reorganization, consolidation, amalgamation, merger or transfer may be and is carried out in compliance with the conditions set forth in Article 11.

     (2) For the purposes of ascertaining the persons entitled to participate in any payment or distribution, the holders of Senior Indebtedness and other indebtedness, the amount thereof or payable thereon, the amount or amounts distributed thereon and all other facts pertinent thereto, the Trustee and the Debenture holders shall be entitled to rely upon a Certificate or a certificate, in similar form, of a trustee in bankruptcy or other liquidating trustee or agent or an order or decree of a court of competent jurisdiction.

                           SENIOR INDEBTEDNESS DEFAULT

     SECTION 4.3

     In the event that a Senior Indebtedness Default shall have occurred and be continuing and written notice of such Senior Indebtedness Default, containing reasonable particulars thereof, shall have been received by the Trustee and the Company from the holders of the affected Senior Indebtedness or the Designated Representative thereof, then subject to Section 4.6 and unless and so long as the Company shall in good faith dispute the existence of such Senior Indebtedness Default:

     (a) the Company shall not purchase any Debentures or make any payment of the principal of or interest on the Debentures and the Trustee shall not be entitled to demand, institute proceedings for the collection of, or receive any payment or benefit (including without limitation, by compensation, set-off, combination of accounts or realization of security or otherwise); and

     (b) if the Trustee shall receive from the Company or shall hold any amount for payment of the principal of or interest on the Debentures:

          (i) the Trustee shall hold such amount in trust for the benefit of the holders of Senior Indebtedness or the Designated Representatives thereof rateably according to, and to the extent of, the aggregate principal amount of each class of such Senior Indebtedness remaining unpaid at either the time of receipt by the Trustee of such amount from the Company or the time of the occurrence of such Senior Indebtedness Default, whichever is later; and

          (ii) the Trustee shall from time to time pay over to the holders of each class of Senior Indebtedness or the Designated Representative thereof, from the amount so held in trust for the benefit of such class, so much as shall at the time of such payment by the Trustee have become due and remain unpaid, of the principal of, and premium, if any, and interest on, such class or, if the amount so due and unpaid shall be greater than the amount so held in trust for the benefit of such class, then the entire amount so held;

          provided, however, that if such Senior Indebtedness Default shall be cured or waived, or all amounts that shall have become due for principal of, and premium, if any, and interest on all Senior Indebtedness shall have been paid or duly provided for (whether by the Company or by application by the Trustee as aforesaid), and the Trustee shall have received a Certificate to that effect from the Company and either shall have received a similar certificate from the holders of each class of Senior Indebtedness or the Designated Representative thereof as to the payment in full or due provision for the payment of all amounts due in respect of such class, or shall not, within 10 days after written request by the Trustee to each such holder or the Designated Representative thereof, have received a statement to the contrary from any such holder or Designated Representative, then such trusts for the benefit of the holders of Senior Indebtedness and the Designated Representatives thereof shall terminate and any amounts still held by the Trustee shall be applied by it for the purposes for which such amount shall have been received from the Company as aforesaid. In the event that the Trustee shall make any payment to any Debenture holder contrary to the provisions of this clause (b), then such Debenture holder shall repay any amount so received to the Trustee, to be held and applied by the Trustee in accordance with the provisions of this clause (b). The Trustee shall not have any obligation to institute a suit, action or proceeding to recover such amount unless the holders of any class of Senior Indebtedness or the Designated Representative thereof shall have made written request upon the Trustee to institute such suit, action or proceeding and shall have provided to the Trustee reasonable indemnity and security against the costs, expenses and liabilities to be incurred therein or thereby.

                       SUBROGATION TO SENIOR INDEBTEDNESS

     SECTION 4.4

     Subject to the payment in full of all Senior Indebtedness or the making of due provision for such payment, the holders of the Debentures shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to such Senior Indebtedness, to the extent of the application thereto of moneys or other assets which would have been received by the holders of Debentures but for the provisions of this Article 4, until the principal of and interest on the Debentures shall be paid in full or duly provided for.

                      RIGHTS OF DEBENTURE HOLDERS RESERVED

     SECTION 4.5

     The provisions of this Article 4 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures and of Senior Indebtedness. Nothing in this Article 4 or elsewhere in this Indenture or any indenture supplemental hereto or in the Debentures is intended to or shall impair the obligation of the Company, subject to the rights of the holders of the Senior Indebtedness, to pay to the holders of the Debentures the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms and the provisions of this Indenture or affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Debentures prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by this Indenture upon default under the Debentures or this Indenture or any indenture supplemental hereto, subject to the rights (if any) under this Article 4 of the holders of Senior Indebtedness in respect of any payment or distribution of cash, property or securities of the Company received upon the exercise of any such remedy.

                           EXCEPTIONS TO SUBORDINATION

     SECTION 4.6

     Notwithstanding any other provision of this Article 4 or any provision of the Debentures relating to subordination:

     (a) if notice of redemption of any Debenture has been given in accordance with Section 5.3 before receipt by the Company of written notice of a Senior Indebtedness Default the amount necessary to provide for the redemption of such Debentures may be paid to the Trustee by the Company;

     (b) if an agreement for the purchase of any Debentures has been entered into by the Company providing for the purchase of such Debentures on or before a day which is not more than 40 days after the receipt by the Company of written notice of a Senior Indebtedness Default, the amount necessary to complete the purchase of such Debentures may be paid by the Company;

     (c) any amounts (other than the amounts referred to in clause (d) of this Section 4.6) received by the Trustee from the Company in compliance with the provisions of this Indenture for the purpose of making any payments to holders of the Debentures shall be held in trust solely for the purpose of making such payments and the Trustee may pay or make, and any such holder may receive, any payment or distribution from any such amounts and the holders of the Senior Indebtedness shall have no right to, or claim in respect of, such amounts, payments or distributions, either against the Trustee or such holders, if

          (i) in case of a redemption or purchase of Debentures, the Trustee shall not have received, on or before the fortieth day prior to the redemption date or the date fixed for the completion of such purchase, as the case may be, from the Company or from the holders of any class of Senior Indebtedness or the Designated Representative thereof, written notice that a Senior Indebtedness Default has occurred and is continuing;

          or

          (ii) in case of a deposit for the purposes of any other payment to holders of Debentures, the Trustee shall not have received, on or before the tenth day prior to the date on which such payment to such holders is to be made from the Company or from the holders of any class of Senior Indebtedness or the Designated Representative thereof, written notice that a Senior Indebtedness Default has occurred and is continuing;

     (d) this Article 4 shall not be applicable to any funds which are deposited with the Trustee for the purposes of the redemption or retirement of Debentures and which constitute the proceeds of the substantially concurrent issuance of other debentures or notes maturing not earlier than the Debentures which have subordination provisions and sinking fund provisions (if any) not less favourable to the holders of Senior Indebtedness than those contained herein or the substantially concurrent sale by the Company of shares of its capital, or both; and

     (e) this Article 4 shall not be applicable to any cash received by the Trustee pursuant to Section 7.3 or by the Trustee or the holder of any Debenture as a holder of Senior Indebtedness.

Notwithstanding this Article 4 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to the Trustee, or the application of such moneys by the Trustee in accordance with the terms hereof, unless and until the Trustee shall have received written notice thereof as provided in Section 4.3.

                   RENEWAL OR EXTENSION OF SENIOR INDEBTEDNESS

     SECTION 4.7

     (1) The holders of any Senior Indebtedness may at any time in their discretion renew or extend the time of payment of the Senior Indebtedness so held or exercise any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder, all without notice to or assent from the holders of the Debentures or the Trustee.

     (2) No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of any Senior Indebtedness, or of any of the terms, covenants or conditions of an indenture or other document under which any class of Senior Indebtedness shall have been issued, shall in any way alter or affect any of the provisions of this Article 4 or of the Debentures relating to the subordination thereof.

                            AUTHORIZATION TO TRUSTEE

     SECTION 4.8

     Each holder of Debentures by his acceptance thereof irrevocably authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to further assure the subordination provided for in this Article 4, and appoints the Trustee his agent for any and all such purposes. Without limitation of the foregoing, the Trustee, for and on behalf of the holders from time to time of all the Debentures, is authorized and directed to execute deeds of subordination from time to time upon receipt of a written request of the Company to that effect stating that one or more named persons are the holders of Senior Indebtedness and specifying the amount and nature thereof. Any deed of subordination executed pursuant to this Section 4.8 shall be conclusive evidence that the indebtedness therein specified is Senior Indebtedness. The Trustee shall keep on file at its principal office in Vancouver, and shall deliver to the Company, a copy of each deed of subordination executed and delivered by it pursuant to this Section 4.8. Nothing contained in this Section 4.8 shall impair the rights of any holders of Senior Indebtedness in whose favour a deed of subordination has not been so executed and delivered.

                             RELATIONSHIP OF TRUSTEE

     SECTION 4.9

     The Trustee shall not have any duty or obligation to the holders of Senior Indebtedness other than to perform such duties and obligations, and only such duties and obligations, as are specifically set forth in this Article 4 for the benefit of the holders of Senior Indebtedness.

                     RESTRICTIONS ON PURCHASE OF DEBENTURES

     SECTION 4.10

     Subject to Section 4.6, the Company shall not purchase any Debentures or make any payment of the principal of or interest on, the Debentures or make any other payments or distributions to any persons with respect thereto if, after giving effect to such action, there would exist any Senior Indebtedness Default.

                                    ARTICLE 5

                      REDEMPTION AND PURCHASE OF DEBENTURES

                                 RIGHT TO REDEEM

     SECTION 5.1

     (1) The Debentures may not be redeemed prior to October 5, 1997. Thereafter and prior to October 5, 1999 the Debentures may not be redeemed unless the Company shall have filed with the Trustee a Certificate certifying that the weighted average price at which the Common Shares traded on The Toronto Stock Exchange during 20 consecutive trading days ending on the fifth trading day preceding the date on which notice of redemption is given was not less than 125% of the Conversion Price in effect on the date of the filing of such Certificate. The weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange during the said 20 consecutive trading days by the total number of Common Shares so sold. Subject to the foregoing, the Debentures shall be redeemable prior to maturity in whole at any time or in part from time to time, at the option of the Company, on not more than 60 and not less than 30 days' prior notice, at a price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, the whole being hereinafter referred to as the "redemption price".

                               PARTIAL REDEMPTION

     SECTION 5.2

     (1) In the event that less than all the Debentures for the time being outstanding are at any time to be redeemed, the Company shall in each such case, at least 21 days before the date upon which the notice of redemption is required to be given, notify the Trustee in writing of its intention to redeem Debentures and of the aggregate principal amount of Debentures to be so redeemed and the Debentures to be so redeemed shall be selected by the Trustee by lot or in such other manner as the Trustee may deem equitable. For the purpose of redemption and selection for redemption, each Debenture of a denomination in excess of $1,000 shall be deemed to consist of the appropriate number of units of $1,000 each and any part of the principal of such Debenture comprising one or more of such units may, accordingly, be selected and be called for redemption. For this purpose the Trustee may make regulations with regard to the manner in which Debentures may be so selected for redemption and regulations so made shall be valid and binding upon all holders of Debentures. In the event that any Debenture shall be called for redemption in part only the holder thereof, upon surrender of such Debenture in accordance with the provisions of Section 5.6, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unredeemed part of the principal amount of the Debenture so surrendered.

     (2) Unless the context otherwise requires, the word "Debenture" or "Debentures" as used in this Article 5 and in Article 6 shall be deemed to include any part of the principal amount of any Debenture which shall have become subject to redemption pursuant to the provisions hereof.

                              NOTICE OF REDEMPTION

     SECTION 5.3

     Notice of intention to redeem any of the Debentures shall be given by the Company in the following manner:

     (a) notice or intention to redeem Debentures selected for redemption shall be given to each holder of such Debentures by letter or circular sent by prepaid registered mail addressed to him at his last address appearing upon the appropriate register hereinbefore mentioned and mailed not less than 30 days prior to the date fixed for redemption; provided always that neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holders of Debentures shall affect the sufficiency of such notice with respect to other holders of Debentures;

     (b) every notice of intention to redeem shall, unless all of the Debentures are to be redeemed, specify the serial numbers of the Debentures so called for redemption and, in case a Debenture is to be redeemed in part only, that part of the principal amount thereof so to be redeemed and shall specify the redemption date, the redemption price, whether the redemption price is to be paid in cash or in Common Shares pursuant to Section 5.8 and places of payment and shall state that interest on the Debentures so to be redeemed shall cease from and after the said redemption date; and

     (c) every notice of intention to redeem which specifies that the redemption price will be paid in cash shall contain a brief statement of the conditions on which the Debentures called for redemption may be converted into Common Shares pursuant to the provisions of Article 6.

Every notice sent by post as aforesaid shall be conclusively deemed to have been given on the day it is posted.

                       DEBENTURES DUE ON REDEMPTION DATES

     SECTION 5.4

     (1) Notice having been given as aforesaid, all the Debentures so called for redemption shall thereupon be and become due and payable at the redemption price, on such redemption date, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such redemption date, if the moneys, or Common Shares, as applicable, necessary to redeem such Debentures shall have been deposited as hereinafter provided, such Debentures shall not be considered as outstanding hereunder and interest upon such Debentures shall cease.

     (2) In case any question shall arise as to whether any notice has been given as above provided and any such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

                  DEPOSIT OF REDEMPTION MONEYS OR COMMON SHARES

     SECTION 5.5

     Upon Debentures having been called for redemption as hereinbefore provided, the Company shall deposit with the Trustee or any paying agent on the order of the Trustee, on or before the redemption date fixed in the notice of the redemption thereof, such sums or that number of Common Shares, as applicable, as may be sufficient to pay the redemption price of the Debentures so to be redeemed. From the sums or Common Shares so deposited the Trustee shall pay or cause to be paid to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal and interest, to which they are respectively entitled on redemption.

                    SURRENDER OF DEBENTURES FOR CANCELLATION

     SECTION 5.6

     If the principal moneys due upon any Debentures shall become payable by redemption or otherwise before the date of maturity thereof, the person presenting such Debenture for payment shall surrender the same for cancellation. All Debentures so surrendered for cancellation shall forthwith be delivered to the Trustee and shall be cancelled by it and, subject to Section 5.2, no Debentures shall be issued in substitution therefor.

                         FAILURE TO SURRENDER DEBENTURES
                              CALLED FOR REDEMPTION

     SECTION 5.7

     In case the holder of any Debenture called for redemption shall fail on or before the date specified for redemption to surrender his Debenture, or shall not within such time accept payment of the redemption moneys or Common Shares payable in respect thereof or give such receipt therefore, if any, as the Trustee may require, such redemption moneys or Common Shares may be set aside in trust at such rate of interest, if applicable, as the depositary may allow, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debenture holder of the sum so set aside and, to that extent, the said Debenture shall thereafter not be considered as outstanding hereunder and the Debenture holder shall have no other right except to receive payment out of the moneys or Common Shares so paid and deposited, upon surrender and delivery up of his Debenture, of the redemption price of such Debenture including accrued and unpaid interest thereon to the date specified for redemption plus such interest thereon, if any, as the depositary may allow.

                     PAYMENT IN COMMON SHARES ON REDEMPTION
                         OF DEBENTURES OR MATURITY DATE

     SECTION 5.8

     Subject to section 5.9, applicable law and regulatory approvals, and notwithstanding any other provision of this Indenture, the Company, at its option, on at least 30 days and not more than 60 days notice given in accordance with section 5.3 (which notice, in the case of a redemption, may be given contemporaneously with notice of such redemption pursuant to section 5.3), may satisfy its obligation hereunder to pay such aggregate amount payable plus accrued interest payable to the holders of Debentures on redemption or on the date of maturity by the issue to such holders of that number of Common Shares determined by dividing such aggregate principal amount by 95% of the weighted average price at which the Common Shares traded on The Toronto Stock Exchange during 20 consecutive trading days ending on the fifth trading day preceding the date of redemption or maturity. The weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange during the said 20 consecutive trading days by the total number of Common Shares sold.

     The Company may not exercise this right if an Event of Default hereunder has occurred and is continuing at the date of redemption or on the date of maturity, as the case may be.

     The Company reserves the right to satisfy its obligation hereunder to pay the aggregate principal amount plus accrued interest payable to the holders of Debentures on redemption or on the date of maturity, as the case may be, in cash, instead of in Common Shares as provided above, to holders of Debentures not residing in Canada, if any.

                      ISSUE OF COMMON SHARES ON REDEMPTION
                         OF DEBENTURES OR MATURITY DATE

     SECTION 5.9

     (1) On the maturity date or the redemption date, as the case may be, and if otherwise permitted to do so by law, the Company may issue that number of Common Shares determined under section 5.8 and, in such case, will deliver to the Trustee the following:

          (a) an Officer's Certificate certifying that no Event of Default hereunder has occurred and is continuing as at the date of redemption or on the maturity date, as the case may be; and

          (b) an opinion of counsel that (i) all requirements imposed by this Indenture or by law in connection with the proposed issue of Common Shares have been complied with and such Common Shares may be freely traded, through persons registered as securities dealers if required under applicable laws, (ii) the Common Shares so issued have been validly issued and upon receipt by the Company of the consideration therefor will be outstanding as fully paid and non-assessable shares and (iii) that the Vancouver Stock Exchange, The Montreal Exchange and The Toronto Stock Exchange have conditionally approved the listing of the Common Shares so issued and any conditions stipulated by those exchanges have been validly and completely fulfilled as at the date such Common Shares are so issued.

     (2) If any registration or filing pursuant to any securities laws of Canada or any province thereof is required to ensure that any Common Shares issuable on the maturity date or the redemption date, as the case may be, are issued in compliance with all such laws or to ensure that any such Common Shares, once issued, may be freely traded, the Company covenants that it will take all such action as may be necessary to make or obtain such registration or filing, as the case may be.

     (3) Subject to section 5.2, the issue by the Company of that number of Common Shares determined under section 5.8 shall fully satisfy and discharge the obligation of the Company to pay the principal amount of such Debentures and accrued interest.

     (4) Notwithstanding anything herein contained, Common Shares will only be issued in compliance with the securities laws of any applicable jurisdiction, and the certificates representing the Common Shares thereby issued may bear such legend as may, in the opinion of counsel to the Company, acting reasonably, be necessary in order to avoid a violation of any securities laws of any province in Canada or of the United States or to comply with the requirements of any stock exchange on which the Common Shares are listed, provided that if at any time, in the opinion of counsel to the Company, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at the holder's expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel satisfactory to the Company) to the effect that such holder is entitled to sell or otherwise transfer such Common Shares, in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legend.

     (5) Certificates representing Common Shares to be issued by the Company pursuant to Section 5.9 upon the redemption (or the maturity date) of Debentures bearing the U.S. Securities Act legend set forth in Section 2.2(5), shall, when issued, bear the legend set forth in Section 2.2(5).

                    NO REQUIREMENT TO ISSUE FRACTIONAL SHARES

     SECTION 5.10

     The Company shall not be required to issue fractional Common Shares upon the issue of Common Shares pursuant to section 5.9. If any fractional interest in a Common Share would, except for the provisions of this section, be deliverable upon the issue of any shares pursuant to section 5.9, the Company shall, in lieu of delivering any certificate representing such fractional interest, satisfy such fractional interest by paying to the registered holder of such shares an amount in lawful money of Canada equal (computed to the nearest cent) to an identical fraction of the weighted average price of the Common Shares on the maturity date or the date fixed for redemption, as the case may be, calculated pursuant to section 5.8.

                            REDEMPTION ON LIQUIDATION

     SECTION 5.11

     In the event of proceedings being instituted for the voluntary liquidation or winding up of the Company before the maturity of the Debentures for the time being outstanding (except for the purpose of effecting a reconstruction of the Company or its consolidation, amalgamation or merger with another corporation or the transfer of its undertaking and assets as an entirety to any other corporation in the manner provided in Article 11 hereof) all Debentures shall be redeemed and/or paid by the Company at the price, if any, at which the Company could redeem or pay the same (at the option of the Company and not pursuant to any covenant or provision requiring redemption) on the date on which the resolution was passed for the voluntary liquidation or winding-up of the Company.

                        UNCLAIMED MONEYS OR COMMON SHARES

     SECTION 5.12

     In the event that any money or Common Shares required to be deposited hereunder with the Trustee or any depositary or paying agent on account of principal or interest on any Debentures issued hereunder shall remain so deposited for a period of six years, then such moneys, together with any accumulated interest thereon, shall at the end of such period be paid over by the Trustee or such depositary or paying agent to the Company on its demand.

                             PURCHASE OF DEBENTURES

     SECTION 5.13

     (1) At any time when the Company is not in default hereunder it may purchase all or any of the Debentures in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by private contract, at the principal amount therefor, together in each case with accrued and unpaid interest to the date of purchase and costs of purchase. All Debentures so purchased shall forthwith be delivered to the Trustee and shall be cancelled by it and no Debentures shall be issued in substitution therefor.

     (2) If, upon an invitation for tenders, more Debentures are tendered at the same lowest price than the Company is prepared to accept at that price the Debentures to be purchased by the Company shall be selected by the Trustee by lot, or in such other manner as the Trustee may deem equitable, from the Debentures tendered by each tendering holder of Debentures who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected and regulations so made shah be valid and binding upon all holders of Debentures notwithstanding the fact that, as a result thereof, one or more of such Debentures become subject to purchase in part only.

                           CANCELLATION OF DEBENTURES

     SECTION 5.14

     All Debentures redeemed and all Debentures purchased under this Article shall forthwith be delivered to the Trustee and shall be cancelled by it and no Debentures shall be issued in substitution therefor.

                                    ARTICLE 6

                            CONVERSION OF DEBENTURES

                    CONVERSION PRIVILEGE AND CONVERSION PRICE

     SECTION 6.1

     (1) Upon and subject to the provisions and conditions of this Article, the holder of each Debenture shall have the right, at his option, at any time on or before the close of business on October 3, 2004, the date immediately preceding the date of maturity of the Debenture or, if such Debenture be previously called for redemption, the business day immediately preceding the date fixed for redemption of such Debenture (such time and date in this Article being referred to as the "Time of Expiry") to convert the whole or any part which is $1,000 or an integral multiple thereof, of the principal amount of such Debenture into fully paid and non assessable Common Shares by applying such principal amount to the purchase of such Common Shares at the conversion price (the "Conversion Price") of $16.50 per Common Share, being a rate of 60.606 Common Shares for each $1,000 principal amount of Debentures, subject to adjustment from time to time as provided in Section 6.4.

     (2) Such right of conversion shall extend only to the maximum number of whole Common Shares into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any one time by the holder thereof may be converted in accordance with the foregoing provisions of this Section. Fractional interests in Common Shares shall be adjusted for in the manner provided in Section 6.5.

     (3) "Close of business" as used in this Article 7 shall mean the normal closing hour of the office of the Trustee referred to in subsection (1) of
Section 62 at which such conversion right is being exercised.

     (4) If at any time prior to the Time of Expiry any alteration or reorganization of the capital of the Company or amalgamation of the Company with another corporation or the transfer or sale of all or substantially all the assets of the Company to another corporation shall be effected in such a manner that holders of Common Shares shall be entitled to receive shares or other securities or property in lieu of or in exchange for Common Shares, each holder of a Debenture who shall thereafter convert such Debenture under this Article 6 shall be entitled to receive and shall accept, in lieu of the number of Common Shares to which he was theretofore entitled upon such conversion, the kind and amount of shares or other securities or property which such Debenture holder would have been entitled to receive as a result of such alteration, reorganization, amalgamation, transfer or sale if, on the effective date thereof, he had been the registered holder of the number of Common Shares to which he would have been entitled if he had exercised his right of conversion under this Article 6 immediately prior to such alteration, reorganization, transfer or sale becoming effective but at the Conversion Price in effect on the actual date of the exercise of the conversion right. If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this
Article 6 with respect to the rights and interests thereafter of the holders of Debentures to the end that the provisions set forth in this Article 6 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares or other securities or property thereafter deliverable upon the conversion of any Debenture. Any such adjustments shall be made by and set forth in a supplemental indenture approved by the Board of Directors and by the Trustee and shall for all purposes be conclusively deemed to be an appropriate adjustment. The provisions of this subsection (4) of this Section
6.1 shall not apply to an event giving rise to an adjustment to the Conversion Price pursuant to Section 6.4.

                     MANNER OF EXERCISE OF RIGHT TO CONVERT

     SECTION 6.2

     (1) The holder of a Debenture desiring to convert such Debenture in whole or in part into Common Shares shall, prior to the Time of Expiry, surrender such Debenture to the Trustee at its principal office in

Vancouver, Toronto or Montreal with the conversion form on the back of such Debenture, or any other written notice in a form satisfactory to the Trustee, in either case duly executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, exercising his right to convert such Debenture in accordance with the provisions of this Article. Thereupon such Debenture holder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustee, his nominee or assignee, shall be entitled to be entered in the books of the Company as at the Date of Conversion (or such later date as is specified in subsection
(2) of this Section 6.2) as the holder of the number of Common Shares into which such Debenture is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter, the Company shall deliver to such Debenture holder or, subject to the aforesaid, his nominee or assignee, a certificate or certificates for such Common Shares and, if applicable, a cheque for any amount payable pursuant to Section 6.5.

     (2) For the purposes of this Article, a Debenture shall be deemed to be surrendered for conversion on the date (herein called "Date of Conversion") on which it is so surrendered in accordance with the provisions of this Article and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Trustee or its agent at one of the offices specified in subsection (1) of this Section. If a Debenture is surrendered for conversion on a day on which the register for Common Shares is closed, the person or persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such registers are next reopened.

     (3) Any part, being $1,000 or an integral multiple thereof, of a Debenture in a denomination in excess of $1,000 may be converted as provided in this Article and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such parts.

     (4) If a Debenture holder exercises his right of conversion with respect to a part only of a Debenture which has previously been called for redemption in part, the Debenture holder shall be deemed to exercise such right first with respect to that part of the Debenture which has been so called and thereafter with respect to the balance of the Debenture, unless at the time of exercise of such right the Debenture holder gives to the Trustee instructions in writing to the contrary.

     (5) The holder of any Debenture of which part only is converted shall, upon the exercise of his right of conversion, surrender the said Debenture to the Trustee, and the Trustee shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered; provided that any such new Debenture or Debentures issued in exchange for a Debenture which at the time of such issue has been called for redemption in whole or in part shall be deemed to have been called for redemption in the same manner and shall have noted thereon a statement to that effect.

     (6) The holder of a Debenture surrendered for conversion in accordance with this Section shall be entitled to receive accrued and unpaid interest in respect thereof up to the interest payment date on or next preceding the Date of Conversion of such Debenture, but there shall be no payment or adjustment by the Company on account of any interest accrued or accruing on such Debentures from the date of such interest payment date. The Common Shares issued upon such conversion shall rank only in respect of dividends declared in favour of shareholders of record on and after the Date of Conversion or such later date as such holder shall become the holder of record of such Common Shares pursuant to subsection (2) of this Section, from which applicable date such Common Shares shall for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

     (7) Certificates representing Common Shares to be issued by the Company pursuant to this Section 6.2 upon conversion of Debentures bearing the U.S. Securities Act legend set forth in Section 2.2(5) shall, when issued, bear the legend set forth in Section 2.2(5).

                           REVIVAL OF RIGHT TO CONVERT

     SECTION 6.3

     If payment of the redemption price of any Debenture which has been called for redemption is not made upon due surrender of such Debenture on the date fixed for such redemption, the right to convert such Debenture shall revive and continue as if such Debenture had not been called for redemption.

                         ADJUSTMENT TO CONVERSION PRICE

     SECTION 6.4

     The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

     (1) If and whenever at any time after October 4, 1994 and prior to the Time of Expiry, the Company shall (i) subdivide the outstanding Common Shares into a greater number of Common Shares, (ii) consolidate the outstanding Common Shares into a lesser number of Common Shares, or (iii) issue Common Shares or securities convertible into or exchangeable for Common Shares, to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than the issue of Common Shares to holders of Common Shares, pursuant to their exercise of options to receive dividends in the form of shares in lieu of cash Dividends paid in the ordinary course on the outstanding Common Shares), the Conversion Price shall, on the effective date of such subdivision or consolidation or on the record date of such stock dividend, as the case may be, be adjusted to that amount which is in the same proportion to the Conversion Price in effect immediately prior to such subdivision, consolidation or stock dividend as the number of outstanding Common Shares before giving effect to such subdivision, consolidation or stock dividend bears to the number of outstanding Common Shares after giving effect to such subdivision, consolidation or stock dividend. Such adjustment shall be made successively whenever any event referred to in this subsection (1) shall occur; and any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares under subsections (2) and (3) of this Section 6.4.

     (2) If and whenever at any time after October 4, 1994 and prior to the Time of Expiry, the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price (as defined in subsection (5) of this Section 6.4) of a Common Share on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible); and Common Shares owned by or held for the account of the Company or any Subsidiary shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Conversion Price shall then be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such rights or warrants.

     (3) If and whenever at any time after October 4, 1994 and prior to the Time of Expiry, the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) shares of any class other than Common Shares, whether of the Company or any other corporation (other than shares distributed to holders of Common Shares pursuant to their exercise of options to receive dividends in the form of such shares in lieu of cash Dividends paid in the ordinary course on the Common Shares), or (ii) rights, options or warrants (excluding those referred to in subsection (2) of this Section 6.4) or (iii) evidences of its indebtedness, or
(iv) assets (excluding Dividends paid in the ordinary course) then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be (a) the total number of Common Shares outstanding on such record date multiplied by the Current Market Price of a Common Share on such record date, less (b) the aggregate fair market value (as determined by the Board of Directors with the approval of the Trustee and subject to the prior approval of The Toronto Stock Exchange, which determination shall be conclusive) of such shares or rights, options or warrants or evidences of indebtedness or assets so distributed, and of which the denominator shall be the amount determined in (a) of this subsection (3); and any Common Shares owned by or held for the account of the Company or any Subsidiary shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution not so made, the Conversion Price shall then be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be.

     (4) No adjustment to the Conversion Price shall be made in respect of any event described in subsections (2) or (3) of this Section 6.4 if the holders of the Debentures are allowed to participate as though they had converted their Debentures prior to the applicable record date or effective date, such participation being subject to the prior written consent of The Toronto Stock Exchange.

     (5) For the purpose of any computation under subsections (2) or (3) of this
Section 6.4, the "Current Market Price" of a Common Share at any date shall be the weighted average price per share for Common Shares, as the case may be, for any 30 consecutive trading days (selected by the Company) commencing not more than 45 trading days and ending not less than five trading days before such date on The Toronto Stock Exchange or, if the shares in respect of which a determination of Current Market Price is being made are not listed thereon, on such stock exchange on which such shares are listed as may be selected for such purpose by the Directors and approved by the Trustee or, if such shares are not listed on any stock exchange, then on the over-the-counter market. The weighted average price shall be determined by dividing the aggregate sale price of all such shares sold on the said exchange or market, as the case may be, during the said 30 consecutive trading days by the total number of such shares so sold.

     (6) In any case in which this Section 6.4 shall require that an adjustment shall become effective, immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares, if any, issuable upon such conversion by reason of such adjustment; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional Common Shares upon the occurrence of such event and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date as such holder would, but for the provisions of this subsection (6), have become the holder of record of such additional Common Shares pursuant to Section 6.2.

     (7) The adjustments provided for in this Section 6.4 are cumulative, shall, in the case of adjustments to the Conversion Price, be computed to the nearest one-tenth of one cent and shall apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this subsection (7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     (7) In the event of any question arising with respect to the adjustments provided in this Section 6.4, such question shall be conclusively determined by a firm of chartered accountants appointed by the Company and acceptable to the Trustee (who may be the Auditors of the Company); and such accountants shall have access to all necessary records of the Company; and such determination shall be binding upon the Company, the Trustee and the Debenture holders.

                    NO REQUIREMENT TO ISSUE FRACTIONAL SHARES

     SECTION 6.5

     The Company shall not be required to issue fractional Common Shares upon the conversion of Debentures pursuant to this Article. If more than one Debenture shall be surrendered for conversion at one time which are registered in the name of the same holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Common Share would, except for the provisions of this Section, be delivered upon the conversion of any principal amount of Debentures, the Company shall, in lieu of delivering a certificate for such fractional interest, satisfy such fractional interest by paying to the holder of such surrendered Debenture an amount in lawful money of Canada equal (computed to the nearest cent) to the same fraction of the price on The Toronto Stock Exchange for the last board lot trade of Common Shares on the business day next preceding the Date of Conversion as the fraction of a Common Share in lieu of which such cash payment is being made; provided however, that if there is no board lot trade of Common Shares on such preceding business day, the price to be used in computing such fractional interest shall be the average of the bid and ask prices on The Toronto Stock Exchange for a board lot of Common Shares on such preceding business day. If at any time the Common Shares are not listed on The Toronto Stock Exchange, then the price to be used at such time in computing such fractional interest shall be the applicable price on such exchange on which the Common Shares are listed as may be selected for such purpose by the Directors and approved by the Trustee or, if the Common Shares are not listed on any stock exchange, then such applicable price in the over-the-counter market.

                         TAXES AND CHARGES ON CONVERSION

     SECTION 6.6

     The Company will from time to time promptly pay or make provision satisfactory to the Trustee for the payment of any and all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax or security transfer tax, if any) which shall be payable with respect to the issuance and/or delivery to the holders of Debentures, upon the exercise of their right of conversion, of Common Shares pursuant to the terms of the Debentures and of this Indenture.

                      CANCELLATION OF CONVERTED DEBENTURES

     SECTION 6.7

     All Debentures converted in whole or in part under the provisions of this Article shall be forthwith delivered to and cancelled by the Trustee and, subject to the provisions of subsection (5) of Section 6.2, no Debenture shall be issued in substitution therefor.

                          CERTIFICATE AS TO ADJUSTMENT

     SECTION 6.8

     The Company shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 6.4, deliver a Certificate to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which Certificate and the amount of the adjustment specified therein shall be accompanied by an unqualified opinion of a firm of chartered accountants appointed by the Company and acceptable to the Trustee (who may be the Auditors of the Company) to the effect that such Certificate presents fairly all matters described therein, and that the calculation of the amount of the adjustment specified therein is accurate, in accordance with the requirements of this Indenture, and such Certificate, when approved by the Trustee, shall be conclusive and binding on all parties in interest. The Company shall, except in respect of any subdivision or consolidation of Common Shares, forthwith give notice to the Debenture holders in the manner provided in Article 14 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price; provided that if the Company has given notice under Section
6.9 covering all the relevant facts in respect of such event and if the Trustee approves, no such notice need be given under this Section 6.8.

                            NOTICE OF SPECIAL MATTERS

     SECTION 6.9

     The Company covenants with the Trustee that at any time prior to the Time of Expiry and so long as any Debenture remains outstanding, it will give notice to the Trustee, and to the Debenture holders in the manner provided in Article 14, of its intention to fix an effective date for any event referred to in subsection (4) of Section 6.1 or a record date for any event referred to in subsections (1), (2) or (3) of Section 6.4 (other than the subdivision or consolidation of the Common Shares) which may give rise to an adjustment in the Conversion Price and, in each case, such notice shall specify the particulars of such event and the effective date or both the record date and the effective date, as the case may be, for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given in each case not less than 14 days prior to such applicable effective date or record date.

                              PROTECTION OF TRUSTEE

     SECTION 6.10

     Subject to Section 13.1, the Trustee (i) shall not at any time be under any duty or responsibility to any Debenture holder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same; (ii) shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and (iii) shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article.

                             AVAILABILITY OF SHARES

     SECTION 6.11

     The Company shall at all times on or before the Time of Expiry (so long as any of the Debentures remain outstanding) set aside and reserve out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of the Debentures, such number of Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Debentures. The Company covenants that all Common Shares which shall be issued on conversion of Debentures shall be duly and validly issued as fully paid and non-assessable shares. As a condition precedent to the taking of any action which would result in an adjustment to the Conversion Price, the Company shall take any corporate action which may, in the opinion of Counsel, be necessary in order that the shares to which the Debenture holders are entitled on the full exercise of their conversion rights in accordance with the provisions hereof shall be available for such purpose and that such shares may be validly and legally issued as fully paid and non-assessable shares.

                            GOVERNMENTAL REQUIREMENTS

     SECTION 6.12

     If any Common Shares of the Company to be issued upon the conversion of the Debentures hereunder require any filing with or registration with or approval of any governmental authority in Canada or the United States or compliance with any other requirement under any law of Canada or a province thereof or the United States before such shares may be validly issued upon such conversion or traded by the person to whom they are issued pursuant to such conversion, the Company will take such action as may be necessary to secure such filing, registration, approval or compliance as the case may be; provided that, in the event that such filing, registration, approval or compliance is required only by reason of the particular circumstances of or actions taken by any such person, the Company will not be required to take such action.

                                    ARTICLE 7

                            COVENANTS OF THE COMPANY

     The Company covenants and agrees that so long as any of the Debentures are outstanding:

                        PAYMENT OF PRINCIPAL AND INTEREST

     SECTION 7.1

     The Company shall duly and punctually pay or cause to be paid the principal of and interest on each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures.

                              TO CARRY ON BUSINESS

     SECTION 7.2

     The Company shall carry on its business in a proper and efficient manner and, subject to the express provisions hereof, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and will not consolidate, amalgamate or merge with any other corporation or transfer its undertaking and assets as an entirety or substantially as an entirety to any other corporation except on compliance with the provisions of Article 11.

                          TO PAY TRUSTEE'S REMUNERATION

     SECTION 7.3

     (1) The Company shall pay to the Trustee such reasonable remuneration for its services as trustee as may be agreed upon between the Trustee and the Company and shall also pay all costs, charges and expenses properly incurred by the Trustee in connection with the trusts hereof and also (in addition to any right of indemnity by law given to the Trustee) shall at all times keep indemnified the Trustee against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted by the Trustee (other than through a failure by the Trustee to comply with the standard of care required by Section 13.1) in any way relating to this Indenture.

     (2) All costs, charges and expenses incurred and all payments made by the Trustee in the lawful exercise of the powers hereby conferred upon it and all remuneration payable to the Trustee shall be payable by the Company on demand and shall carry interest from 60 days after the date the Trustee demands payment thereof from the Company at a rate of interest equal to the prime rate of interest per annum charged to the Company by the Company's banker from time to time and all such costs, charges and expenses and payments and all interest thereon and all remuneration payable to the Trustee hereunder shall be payable out of any funds coming into the possession of the Trustee, except funds held in trust for the payment of particular Debentures or interest thereon in priority to any payment on or in respect of be Debentures. The said remuneration shall continue to be payable until the trusts hereof shall be finally wound up whether or not a liquidator, receiver or receiver and manager shall have been appointed or the trusts of this Indenture shall be in due course of administration or under the direction of a court of competent jurisdiction.

                   NOT TO EXTEND TIME FOR PAYMENT OF INTEREST

     SECTION 7.4

     (1) In order to prevent any accumulation after maturity of unpaid interest or of unpaid Debentures the Company shall not directly or indirectly extend or assent to the extension of time for payment of any interest upon any Debentures and shall not directly or indirectly be or become a party to or approve any such arrangement by funding any interest on the Debentures or in any other manner.

     (2) In case the time for the payment of any such interest shall be so extended, whether or not such extension be by or with the consent of the Company, notwithstanding anything herein or in the Debentures contained, such interest shall not be entitled in case of default hereunder to the benefit of this Indenture except subject to the prior payment in full of the principal of all the Debentures issued hereunder and then outstanding and all interest on such Debentures the payment of which has not been so extended, and of all other moneys payable hereunder.

                                      AUDIT

     SECTION 7.5

     The Company will furnish to the Trustee, within 180 days after the end of each fiscal year, a copy of the financial statements and the report of the Company's Auditors thereon which is furnished to the shareholders of the Company.

                          TRUSTEE MAY PERFORM COVENANTS

     SECTION 7.6

     If the Company shall fail to perform any covenant on its part herein contained, the Trustee may in its discretion, but (subject to Section 8.2) need not, notify the Debenture holders of such of such failure and/or itself may perform any of said covenants capable of being performed by it and, if any such covenant requires the payment or expenditure of money, it may make such payment or expenditure with it own funds, or with money borrowed by or advanced to it for such purpose, but shall be under no obligation so to do.

                           CERTIFICATES OF COMPLIANCE

     SECTION 7.7

     At least once in every 12 month period commencing on the date hereof and at any other time upon the demand of the Trustee, the Company will deliver to the Trustee a Certificate stating that the Company has complied with all covenants, conditions or other requirements contained in this Indenture that, if not complied with, would, with the giving of notice, lapse of time or otherwise, constitute an Event of Default or, if there has been a failure to so comply, giving particulars thereof.

                      MAINTAIN LISTING AND REPORTING STATUS

     SECTION 7.8

     The Company will take all reasonable steps to maintain a listing for the Common Shares on The Toronto Stock Exchange or another recognized stock exchange in Canada and to maintain the status of the Company as a reporting issuer under all applicable securities laws, regulations and policies in British Columbia, Ontario and Quebec and to ensure that it is not in default of any requirements thereof in respect of such status.

                                    ARTICLE 8

                                    REMEDIES

                       ACCELERATION OF MATURITY ON DEFAULT

     SECTION 8.1

     Upon the happening of any one or more of the following Events of Default, namely:

          (a) if the Company makes default in payment of the principal on any Debenture when the same becomes due under any provision hereof or of the Debentures; or if the Company makes default in payment of any interest due on any Debenture when the same becomes due under any provision hereof or of the Debentures and any such default continues for a period of 30 days;

          (b) if a receiving order is made against the Company or any Subsidiary which is material to the Company on a consolidated basis (in this Section 8.1 called a "Substantial Subsidiary") or the Company or any such Substantial Subsidiary is ordered to be wound up by any court of competent jurisdiction, or if a liquidator or a receiver or a receiver and manager or a trustee in bankruptcy is appointed to the Company or any such Substantial Subsidiary, and such event continues or such order remains in effect for a period of 60 days and, in the case of any of such events in respect of any such Substantial Subsidiary, written notice thereof is given to the Company by the Trustee or to the Company and to the Trustee by the holders of not less than ten percent in principal amount of the Debentures;

          (c) if a resolution be passed for the winding up or liquidation of the Company, except in the course of carrying out, or pursuant to a transaction carried out in compliance with, the conditions of Article 11, or if the Company or a Substantial Subsidiary becomes insolvent or bankrupt or makes a proposal under the Bankruptcy Act (Canada) or consents to the appointment of a receiver or a receiver and manager of, or of any substantial part of the property of, the Company or a Substantial Subsidiary, or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due, or takes corporate action in furtherance of any of the aforesaid purposes;

          (d) if the holder of any encumbrance shall take possession of the property of the Company or a Substantial Subsidiary or any part thereof which is a substantial part thereof, or if a distress or execution or any similar process be levied or enforced thereagainst and remain unsatisfied for such period as would permit such property or such part thereof to be sold thereunder;

          (e) if the Company shall neglect to observe or perform any other covenant or condition herein contained on its part to be observed or performed and, after notice in writing has been given by the Trustee to the Company specifying such default and requiring the Company to put an end to the same, (which said notice may be given by the Trustee, in its discretion, and shall be given by the Trustee upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding) the Company shall fail to make good such default within a period of 30 days, unless the Trustee (having regard to the subject matter of the default) shall have agreed to a longer period, and in such event, within the period agreed to by the Trustee;

then in each and every such event, if such event is continuing, the Trustee, subject to Section 8.3, may in its discretion and shall, upon the request in writing of the holders of not less than 25% in principal amount of the Debentures then outstanding, declare the principal of, and interest on, all Debentures then outstanding and all other moneys outstanding hereunder to be due and payable, and the same shall forthwith become immediately due and payable to the Trustee, anything therein or herein to the contrary notwithstanding and the Company shall forthwith pay to the Trustee the amount of the principal of, and interest then accrued on, all of the Debentures then outstanding and all other moneys outstanding hereunder, together with interest thereon, at the rate of interest borne by the Debentures from the date of the said declaration until payment is received by the Trustee and such payment when made shall be deemed to have been made on such Debentures and shall be applied as provided in Section 8.6.

                           NOTICE OF EVENTS OF DEFAULT

     SECTION 8.2

     If an Event of Default shall occur and be continuing the Trustee shall, within 30 days after it becomes aware of the occurrence of such Event of Default, give notice of such Event of Default to the Debenture holders in the manner provided in Article 14, provided that, notwithstanding the foregoing, unless the Trustee shall have been requested to do so by the holders of at least 25% of the principal amount of the Debentures then outstanding, the Trustee shall not be required to give such notice if the Trustee reasonably believes that it is in the best interests of the Debenture holders to withhold such notice and shall have so informed the Company in writing.

                                WAIVER OF DEFAULT

     SECTION 8.3

     Upon the happening of any Event of Default, except default in payment of principal moneys at maturity and in addition to the powers exercisable by the Debenture holders by Extraordinary Resolution, the holders of not less than 662/3% in principal amount of all the Debentures which shall then be outstanding shall have power, by an instrument or instruments in writing or by affirmative votes of such holders at a meeting duly convened and held as hereinafter provided, to cancel any declaration made by the Trustee pursuant to Section 8.1 or to require the Trustee to waive the default, or both, and such declaration shall thereupon be cancelled or the Trustee shall thereupon waive the default, in either case, upon such terms and conditions as such holders shall prescribe. So long as it has not become bound as provided in this Article 8 to declare the principal of and interest on all the Debentures then outstanding to be due and payable, or to obtain and enforce payment of the same, the Trustee shall have power to waive any default arising hereunder, if in the opinion of the Trustee the same shall have been cured, or adequate satisfaction made therefor, upon such terms and conditions as the Trustee may deem advisable. Provided always that no act or omission either of the Trustee or of the Debenture holders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default or the rights resulting therefrom.

                       RIGHT OF TRUSTEE TO ENFORCE PAYMENT

     SECTION 8.4

     (1) Subject to the provisions of Section 8.3, in case the Company shall fail to pay to the Trustee, on demand, the principal of and interest on all Debentures then outstanding which shall have been declared by the Trustee to be due and payable pursuant to Section 8.1, together with any other amounts due hereunder, the Trustee may in its discretion and shall upon the request in writing of the holders of not less than 25% in principal amount of the Debentures then outstanding and upon being indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Trustee hereunder to obtain or enforce payment of the said principal of and interest on all the Debentures then outstanding together with any other amounts due hereunder, by any remedy provided by law either by legal proceedings or otherwise.

     (2) The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or judicial proceedings relative to the Company or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class,' subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the holders of the Debentures against the Company or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debenture holder.

     (3) Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

                                     NATURE

     SECTION 8.5

     No such remedy for the enforcement of the rights of the Trustee or of the Debenture holders shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

                        APPLICATION OF MONEYS BY TRUSTEE

     SECTION 8.6

     (1) Except as hereinafter otherwise expressly provided, any moneys received by the Trustee from the Company pursuant to the foregoing Sections of this
Article 8, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Company, shall be applied, together with any other moneys in the hands of the Trustee available for such purposes, as follows:

     FIRST: to the payment or reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances, or other moneys furnished or provided by or at the instance of the Trustee in or about the execution of its trust or otherwise in relation to this Indenture, with interest thereon, as herein provided;

     SECOND:   subject to Article IV and Section 7.4 and as hereinafter in this
               Section 8.6 provided, in payment rateably and proportionately of the principal of and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and, in that case, in such order of priority as between principal and interest as may be directed by such resolution; and

     THIRD: the surplus (if any) of such moneys shall be paid to the Company or its assigns;

provided, however, that no payment shall be made pursuant to SECOND above in respect of the principal of or interest on any Debenture held, directly or indirectly, by or for the benefit of the Company or any Subsidiary (other than any Debenture pledged for value and in good faith to a person other than the Company or any Subsidiary but only to the extent of such person's interest therein) except subject to the prior payment in full of the principal of and interest on all Debentures which are not so held.

     (2) Provided always that the Trustee shall not be bound to apply or make any partial or interim payment of any moneys coming into its hands pursuant to the foregoing Sections of this Article 8 if the amount so received by it is insufficient to make a distribution of at least 2% of the principal amount of the outstanding Debentures but it may retain the money so received by it and deposit the same in its deposit department or in a chartered bank in Canada to its credit at such rate of interest as is then current on similar deposits or invest the same as provided in Section 13.6 until the moneys or the investments representing the same, with the income derived therefrom together with any other moneys for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner above set forth. The provisions of this Section 8.6 shall not apply, however, to a final payment in distribution hereunder.

                          NOTICE OF PAYMENT BY TRUSTEE

     SECTION 8.7

     Not less than 21 days' notice shall be given by the Trustee to the Debenture holders of any payment to be made under this Article 8 to the Debenture holders. Such notice shall state the time when and the place where such payment is to be made, the liability under this Indenture upon which it is to be applied and the amount of the payment and the application thereof as between principal and interest. After the day so fixed, unless payment Shall have been duly demanded and have been refused, the Debenture holders will be entitled to interest only on the balance (if any) of the principal moneys and interest due to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.

                   TRUSTEE MAY DEMAND PRODUCTION OF DEBENTURES

     SECTION 8.8

     The Trustee shall have the right to demand production of the Debentures in respect of which any payment of principal or interest required by the Article 8 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement in any special case, upon such indemnity being given to it and to the Company as the Trustee shall deem sufficient.

                           TRUSTEE APPOINTED ATTORNEY

     SECTION 8.9

     The Company hereby irrevocably appoints the Trustee to be the attorney of the Company for and in the name and on behalf of the Company to execute any instruments and do any acts and things which the Company ought to sign, execute and do hereunder and generally to use the name of the Company in the exercise of all or any of the powers hereby conferred on the Trustee, with full powers of substitution and revocation.

                                    ARTICLE 9

                     SUITS BY DEBENTURE HOLDERS AND TRUSTEE

                          DEBENTURE HOLDERS MAY NOT SUE

     SECTION 9.1

     No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on any Debenture or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy Act or to have the Company wound up or to file or prove a claim in any liquidation or bankruptcy proceedings or for any other remedy hereunder, unless (a) such holder shall previously have given to the Trustee written notice of the happening of an Event of Default hereunder which has continued for at least 90 days; and (b) the Debenture holders by Extraordinary Resolution, or by written instrument signed by the holders of at least 25% in principal amount of the Debentures then outstanding, shall have made a request to the Trustee, and the Trustee shall have been afforded reasonable opportunity, either in itself to proceed to exercise the powers herein granted or to institute an action, suit or proceeding in its name for such purpose; and (c) the Debenture holders or any of them shall have furnished to the Trustee, when so requested by the Trustee, the request and indemnity referred to in Section 13.3; and (d) the Trustee shall have failed to act within a reasonable time thereafter; and in such case but not otherwise, any Debenture holder acting on behalf of himself and all other Debenture holders shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken hereunder; it being understood and intended that no (me or mom holders of Debentures shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by his or their action or to enforce any right hereunder or under any Debenture, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exacted and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all holders of all outstanding Debentures.

                         GENERAL POWER OF TRUSTEE TO SUE

     SECTION 9.2

     The Trustee shall have the power to institute and maintain all and any such actions, suits and proceedings as it may be advised shall be necessary or expedient to preserve and to protect its interests and the interests of the holders of Debentures.

                TRUSTEE MAY SUE WITHOUT POSSESSION OF DEBENTURES

     SECTION 9.3

     All rights of action under this Indenture may be enforced by the Trustee without the possession of any of the Debentures or the production thereof at any trial or other proceedings relative thereto.

                                 STAYING ACTIONS

     SECTION 9.4

     In case any action or other proceeding shall have been brought by the Trustee or by any Debenture holder after failure of the Trustee to act, the Debenture holders may, by Extraordinary Resolution, direct the Trustee or the Debenture holder bringing any such action or other proceeding to waive the default in respect of which any such action or other proceeding shall have been brought upon payment of the costs, charges and expenses incurred by the Trustee or the Debenture holder, as the case may be in connection therewith, and to stay or discontinue or otherwise deal with any such action or other proceeding and such directions shall be binding upon and shall be complied with by the Trustee and such Debenture holder.

                                   ARTICLE 10

                IMMUNITY OF OFFICERS, SHAREHOLDERS AND DIRECTORS

     SECTION 10.1

     No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Debenture issued hereunder or because of the creation of any indebtedness hereunder shall be had against any shareholder, officer or director, past, present or future, of the Company or of the Subsidiaries or of any successor corporation either directly or through the Company or the Subsidiaries or otherwise, by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any statute or otherwise, it being expressly understood that this Indenture and the Debentures issued hereunder are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders, officers or directors of the Company, or of the Subsidiaries, or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures issued hereunder or implied therefrom; and that any and all personal liability of every name and nature either at common law or in equity or by statute and any and all rights and claims against every such shareholder, officer or director are hereby expressly waived as a condition of and as consideration for the execution of this Indenture and the issue of such Debentures.

                                   ARTICLE 11

                                SUCCESSOR COMPANY

              RECONSTRUCTION, CONSOLIDATION, AMALGAMATION OR MERGER

     SECTION 11.1

     Notwithstanding anything contained in this Indenture or in the Debentures, a resolution or order for winding up the Company, or any other proceedings taken with a view to its reconstruction, or its consolidation, amalgamation or merger with another company or the transfer of its undertaking and assets as an entirety or substantially as an entirety to any other company, shall not constitute an Event of Default and shall be deemed not to be prevented or restricted by anything contained herein or in the Debentures, if such other company or the company resulting from such consolidation, amalgamation, or merger (either of which companies is herein called the "successor company") shall, within 90 days from the passing of the resolution or the date of the order, and at or before the transfer or vesting of the undertaking and assets of the Company to or in the successor company, enter into a covenant with the Trustee or otherwise become liable in law to pay the principal moneys, interest and other moneys due or which may become due under this Indenture and the Debentures and to perform and observe all the obligations of the Company under this Indenture, and shall sign and execute all such deeds and documents as the Trustee may be advised by Counsel are necessary or advisable in the premises.

     Provided, however, and the foregoing provisions of this Section 11.1 are upon the condition that such reconstruction, consolidation, amalgamation, merger or transfer shall, in the opinion of the Trustee, be upon such terms as substantially to preserve and not to impair any of the rights or powers of the Trustee or of the Debenture holders hereunder and upon such terms as are in no way prejudicial to the interests of the Debenture holders.

                               CONSENT OF TRUSTEE

     SECTION 11.2

     The Trustee, upon obtaining an opinion of Counsel that the reconstruction, consolidation, amalgamation, merger or transfer described in Section 11.1 is on such terms as substantially to preserve and not to impair the lien hereof and the rights and powers of the Trustee and the Debenture holders hereunder and that all the provisions of this Article have been complied with, and upon being satisfied that such terms are in no way prejudicial to the interests of the Debenture holders, shall consent thereto and join in such documents and do such acts as, in its discretion, may be thought advisable, and upon such consent being given, such reconstruction, consolidation, amalgamation, merger or transfer may be carried out and thereupon the Company may be released and discharged from liability under this Indenture and the Trustee may execute any document or documents which it may be advised is or are necessary or advisable for effecting or evidencing such release and discharge and the opinion of Counsel as aforesaid shall be full warrant and authority to the Trustee for so doing.

                                DEBT OBLIGATIONS

     SECTION 11.3

     Such successor company may thereupon cause to be signed and may issue, either in its own name or in the name of the Company, any or all Debentures, the issue of which is from time to time authorized hereunder, not theretofore signed by the Company and delivered to the Trustee and the Trustee, upon the order of such successor company, in lieu of the Company, and subject to all the terms, conditions and restrictions herein prescribed, shall certify any and all such Debentures previously signed by the officers of the Company and delivered to the Trustee for certification, and any of such Debentures which such successor company shall thereafter cause to be signed and delivered to the Trustee for that purpose. All Debentures so issued shall have the same legal rank as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Debentures had actually been issued by the Company as of the date of the execution hereof. Every such successor company shall possess and may exercise each and every power of the Company hereunder.

                                   ARTICLE 12

                             SUPPLEMENTAL INDENTURES

                      PROVISION FOR SUPPLEMENTAL INDENTURES

     SECTION 12.1

     From time to time the Trustee and, when authorized by a resolution of the Directors, the Company may, and they shall, when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto, which thereafter shall form part hereof for any one of more of the following purposes:

     (a) evidencing the succession of successor companies to the Company and the covenants of and obligations assumed by such successor companies in accordance with the provisions of Article 11;

     (b) giving effect to any Extraordinary Resolution passed as provided in
     Article 15;

     (c) giving effect to any modification of the covenants or other provisions of this Indenture or any indenture supplemental hereto for the exclusive benefit of the holders of the Debentures including the covenants contained in Article 7;

     (d) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Debentures on any stock exchange or providing additional means of transferring Debentures, provided that such provisions are not, in the opinion of the Trustee, prejudicial to the interests of the Debenture holders;

     (e) adding to or altering the provisions hereof in respect of the registration and transfer of Debentures, including provisions for the issue of Debentures of denominations other than those herein provided for, and the exchange of Debentures of different denominations and making any modification in the form of the Debentures which does not affect the substance thereof and which, in the opinion of the Trustee, is not prejudicial to the interests of the Debenture holders;

     (f) making any addition to, deletion from or alteration of the provisions of this indenture which the Company may deem necessary or advisable in order to facilitate the sale of any of the Debentures and which, in the opinion of the Trustee, does not materially and adversely affect the interest of the holders of the Debentures including, without limiting the generality of the foregoing, such additions, deletions and alterations, including provision for the appointment of an additional trustee or a co-trustee in the United States of America, as would be required to obtain qualifications of this Indenture under the provisions of the Trust Indenture Act of 1939 of the United States of America or any Act which may hereafter be substituted therefor;

     (g) adding to the limitations or restrictions herein specified further limitations or restrictions, thereafter to be observed, upon the amount, dates of maturity, issuance or the purposes of the issue of Debentures hereunder; provided that the Trustee shall be of opinion that such further limitations or restrictions shall not be prejudicial to the interests of the Debentures holders;

     (h) adding to the covenants of the Company herein contained for the protection of the holders of the Debentures and/or providing for events of default in addition to those herein specified; and

     (i) for any other purpose required by or not inconsistent with the terms of this Indenture, provided that in the opinion of the Trustee the rights of the Trustee or of the Debenture holders are in no way prejudiced thereby.

                          CORRECTION OF MANIFEST ERRORS

     SECTION 12.2

     The Company and the Trustee may, without the consent or concurrence of the Debenture holders, by supplemental indenture or otherwise, make any changes or corrections in this Indenture which the Trustee shall have been advised by Counsel are required for certain purposes, including (a) making additions to, deletions from or alterations of any of the provisions of the Indenture which the Company may deem necessary or advisable and which, in the opinion of the Trustee, do not adversely affect in any substantial respect the interests of the holders of Debentures; (b) making any additions to, deletions from or alterations of the provisions of the Indenture which in the opinion of the Trustee may from time to time be necessary or advisable to conform the Indenture to applicable legislation of Canada or a province; or (c) for any other purpose not inconsistent with the terms of the Indenture, including the correction or rectification of any ambiguities, defective provision, errors or omissions, provided that in the opinion of the Trustee the rights of the Trustee or of the holders of the Debentures, are not materially prejudiced thereby.

                          PRIOR STOCK EXCHANGE APPROVAL

     SECTION 12.3

     All indentures supplemental to this Indenture and all amendments to this Indenture are subject to the prior written consent of The Toronto Stock Exchange.

                                   ARTICLE 13

                             CONCERNING THE TRUSTEE

                                 DUTY OF TRUSTEE

     SECTION 13.1

     In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Debenture holders and shall exercise the care, diligence and skill of a reasonably prudent trustee.

                           TRUST INDENTURE LEGISLATION

     SECTION 13.2

     (1) The expression "indenture legislation" herein means the provisions, if any, of the Company Act (British Columbia), The Business Corporations Act (Ontario) as amended or reenacted and any other statute of Canada or any province thereof, and of any regulations under such statutes, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture or the Company.

     (2) The Company and the Trustee agree that each will at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of indenture legislation.

     (3) If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of indenture legislation, such mandatory requirement shall prevail.

              CONDITIONS PRECEDENT TO TRUSTEE'S OBLIGATION TO ACT

     SECTION 13.3

     (1) The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Debenture holders hereunder shall be conditional upon the Debenture holders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss or damage it may suffer by reason thereof.

     (2) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or obligations or in the exercise of any of its rights or powers unless indemnified as aforesaid.

     (3) The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Debenture holders at whose instance it is acting to deposit with the Trustee the Debentures held by them, for which Debentures the Trustee shall issue receipts.

                                    EVIDENCE

     SECTION 13.4

     (1) In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Company shall furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form (including by way of one or more statutory declarations of the Company), as may be prescribed by indenture legislation or as the Trustee may reasonably require by written notice to the Company.

     (2) Proof of the execution of an instrument in writing by any Debenture holder may be made by the certificate of a notary public or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Trustee may consider adequate.

     (3) If indenture legislation so permits or requires, any Certificate or certificate required by this Indenture may be expressed as the opinion of the signer or signers of such certificate.

                          EXPERTS, ADVISERS AND AGENTS

     SECTION 13.5

     The Trustee may:

     (a) in relation to these presents act on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, or other expert, whether obtained by the Trustee or by the Company, or otherwise, and may employ such assistants as may be necessary for the proper discharge of its duties and may pay proper and reasonable compensation for all such legal and other advice or assistants as aforesaid; and

         (b) employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof.

                            INVESTMENT OF TRUST FUNDS

     SECTION 13.6

     Unless otherwise provided in this Indenture:

     (a) any moneys held by the Trustee which under the trusts of this Indenture may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of British Columbia, trustees are authorized to invest trust moneys and, unless and until the Trustee shall have declared the principal of and interest on the Debentures to be due and payable pursuant to Section 8.1, the Trustee shall so invest such moneys at the request of the Company,

     (b) pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank of Canada or in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any Province thereof at the rate of interest, if any, then current on similar deposits; and

     (c) unless and until the Trustee shall levi declared the principal of and interest on the Debentures to be due and payable pursuant to Section 8.1, the Trustee shall pay over to the Company all interest received by the Trustee in respect of any investments or deposits made pursuant to the provisions of this Section and, if the Trustee shall have declared the principal of and interest on the Debentures to be due and payable pursuant to Section 8.1, the Trustee shall apply such interest in accordance with
     Section 8.6.

Subject to Section 13.1, in the event the Trustee incurs any loss on the investment of moneys in accordance with the provisions of this Section 13.6, the Company shall reimburse the Trustee for any such loss.

                          TRUSTEE NOT ORDINARILY BOUND

     SECTION 13.7

     Except as provided in Section 8.2 and as otherwise specifically provided herein, the Trustee shall not be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Company of any of the obligations herein imposed upon the Company or of the covenants on the part of the Company herein contained, nor to enforce any rights it may have hereunder, unless the Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debentures or by any Extraordinary Resolution of the Debenture holders passed in accordance with the provisions contained in
Article 15, and then only after it shall have been indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

                      TRUSTEE NOT REQUIRED TO GIVE SECURITY

     SECTION 13.8

     The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

                             REPLACEMENT OF TRUSTEE

     SECTION 13.9

     (1) The Trustee may resign its trust and be discharged from all fu and liabilities hereunder by giving to the Company three months' notice in writing or such shorter notice as the Company may accept as sufficient. The Debenture holders by Extraordinary Resolution shall have power at any time to remove the Trustee and to appoint a new Trustee.

     (2) Notwithstanding the foregoing if at any time a material conflict of interest exists in the Trustee's role as a fiduciary hereunder the Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign its trust by giving notice in writing to the Company at least 21 days before such resignation shall become effective and, upon any such resignation becoming effective, the Trustee shall be discharged from all further duties and liabilities hereunder.

     (3) Any company into which the Trustee may be merged or with which it may be consolidated or amalgamated, or any company resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor Trustee under this Indenture without the execution of any instrument or further act.

     (4) In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Debenture holders. Failing such appointment by the Company the retiring Trustee or any Debenture holder may apply to a Judge of the Supreme Court of British Columbia, on such notice to the Company and the retiring Trustee as such Judge may direct and without notice to the Debenture holders, for the appointment of a new Trustee but any new Trustee so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Debenture holders. Any new Trustee appointed under any provisions of this Section shall be a corporation authorized to carry on the business of a trust company in the Provinces of British Columbia and Ontario and shall certify that it will not have any material conflict of interest upon becoming Trustee hereunder. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee, without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Company, all such conveyances or other instruments as may, in the opinion of Counsel, be necessary or advisable for the purpose of assuring the same to the new Trustee.

                               ACCEPTANCE OF TRUST

     SECTION 13.10

     The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and in trust for the various persons who shall from time to time be Debenture holders, subject to all the terms and conditions herein set forth.

                             NO CONFLICT OF INTEREST

     SECTION 13.11

     The trustee represents to the Company that at the date of the execution and delivery of this Indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder.

                                   ARTICLE 14

                                     NOTICES

                              NOTICE TO THE COMPANY

     SECTION 14.1

     Any notice to the Company under the provisions of this Indenture shall be valid and effective if delivered personally or if given by registered letter, postage prepaid, addressed to the Company at 2650 - 666 Burrard Street, Vancouver, British Columbia, V6C 2X8, attention Secretary, and shall be deemed to have been effectively given on the third business day after mailing. The Company may from time to time notify the Trustee in writing of a change of address for service in the manner set forth herein which thereafter, until changed by like notice, shall be the address of the Company for all purposes of this Indenture.

                         NOTICE TO THE DEBENTURE HOLDER

     SECTION 14.2

     Unless herein otherwise expressly provided, any notice to be given hereunder to Debenture holders shall be deemed to be validly given if such notice is sent by first class surface or air mail, prepaid, addressed to such holders at their respective addresses appearing on any of the registers above-mentioned; but if in the case of joint holders of any Debentures, more than one address appears in the register in respect of such joint holding, such notice shall be addressed only to the first address so appearing. Any notice so given by mail shall be deemed to have been given on the third business day after mailing.

                              NOTICE TO THE TRUSTEE

     SECTION 14.3

     Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if given by registered letter, postage prepaid, addressed to the Trustee at 4th Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3A8, attention Corporate Trust Department, and shall be deemed to have been effectively given when so mailed. The Trustee may from time to time notify the Company in writing of a change of address for service in the manner set forth herein which thereafter, until changed by like notice, shall be the address of the Trustee for all purposes of this Indenture.

                               POSTAL DISRUPTIONS

     SECTION 14.4

     (1) Notwithstanding the foregoing provisions of this Article 14 and of
Section 5.3, no notice under the provisions of this Indenture sent by mail shall be valid or effective if sent at a time when any actual or threatened postal disruption exists

          (a) in the case of a notice to the Company or to the Trustee (i) in the City of Vancouver or such other municipality as in which the address of the Company hereunder may from time to time be, or (ii) in the municipality in which the notice is mailed; or

          (b) in the case of a notice to Debenture holders, if the actual or threatened postal disruption generally affects the postal system in any Province of Canada or exists in the municipality in which the notice is mailed.

     (2) In the event of an actual or threatened postal disruption referred to in subsection (1), notwithstanding Section 14.2 and Section 5.3, any notice required or permitted to be given to Debenture holders under the provisions of this Indenture shall be deemed to be validly and effectively given if such notice is published once in a daily English language newspaper of general circulation in each of Vancouver, Calgary, Regina, Winnipeg, Toronto, Montreal and Halifax. Any notice so given by publication shall be deemed to have been given on the day on which publication is completed in all of the aforementioned cities, publication having been effected contemporaneously or not more than one week previously in all other of such cities.

                                   ARTICLE 15

                           DEBENTURE HOLDERS MEETINGS

                            RIGHT TO CONVENE MEETING

     SECTION 15.1

     The Trustee may at any time and from time to time and shall, on receipt of a written request of the Company or an instrument in writing signed in one or more counterparts by the holder or holders of not less than ten percent in principal amount of the Debentures (in this Article 15 called a "Debenture holders' Request") and upon being indemnified to its reasonable satisfaction by the Company or by the Debenture holders signing such Debenture holders' Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debenture holders. In the event of the Trustee failing within 30 days after receipt of such written request of the Company or Debenture holders' Request and such indemnity to give notice convening such meeting, the Company or such Debenture holders, as the case may be, may convene such meeting. Every such meeting shall be held in the city of Vancouver or at such other place as may be approved or determined by the Trustee.

                                     NOTICE

     SECTION 15.2

     At least 21 days' notice of any meeting shall be given to the Debenture holders in the manner provided in Article 14 and a copy thereof shall be sent by prepaid registered post to the Trustee unless the meeting has been called by it and to the Company unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 15.

                                    CHAIRMAN

     SECTION 15.3

     Some person nominated in writing by the Trustee shall be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within fifteen minutes from the time fixed for the holding of the meeting, the Debenture holders present in person or by proxy shall choose some person present to be chairman. The chairman need not be a Debenture holder.

                                     QUORUM

     SECTION 15.4

     Subject to the provisions of Section 15.12, at any meeting of the Debenture holders a quorum shall consist of Debenture holders present in person or by proxy and representing at least 50% in principal amount of the outstanding Debentures. If a quorum of the Debenture holders shall not be present within half-an-hour from the time fixed for holding any meeting, the meeting, if convened by the Debenture holders or on a Debenture holders' Request, shall be dissolved; but if otherwise convened the meeting shall stand adjourned without notice to the same day in the next week (unless such day is a non-business day in which case it shall stand adjourned to the next following business day thereafter) at the same time and place. At the adjourned meeting the Debenture holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 50% in principal amount of the outstanding Debentures.

                                POWER TO ADJOURN

     SECTION 15.5

     The chairman of any meeting at which a quorum of the Debenture holders is present may with the consent of the holders of a majority in principal amount of the Debentures represented thereat adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

                                  SHOW OF HANDS

     SECTION 15.6

     Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

                                      POLL

     SECTION 15.7

     On every Extraordinary Resolution, and on any other question submitted to a meeting when directed by the chairman or when demanded after a vote by show of hands by one or more Debenture holders, acting in person or by proxy and holding at least $10,000 of the principal amount of the Debentures for the time being outstanding, a poll shall be taken in such manner as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures represented at the meeting and voted on the poll. If at any meeting a poll is so demanded as aforesaid on the election of a chairman or on a question of adjournment, it shall be taken forthwith. If at any meeting a poll is so demanded on any other question, or an Extraordinary Resolution is to be voted upon, a poll shall be taken in such manner and either at once or after an adjournment as the chairman directs. The result of a poll shall be deemed to be the decision of the meeting at which the poll was taken and shall be binding on all Debenture holders.

                                     VOTING

     SECTION 15.8

     On a show of hands every person who is present and entitled to vote, whether as a Debenture holder or as proxy for one or more absent Debenture holders or both, shall have one vote. On a poll each Debenture holder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he shall then be the holder. A proxy need not be a Debenture holder. In the case of joint registered holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint registered holders.

                                   REGULATIONS

     SECTION 15.9

     The Trustee or the Company with the approval of the Trustee may from time to time make and from time to time vary such regulations as it shall from time to time think fit:

     (a) for the deposit of instruments appointing proxies at such place as the Trustee, the Company or the Debenture holders convening the meeting, as the case may be, may in the notice convening the meeting direct, and as to the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited; and

     (b) for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or telecopied before the meeting to the Company or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be the persons registered as the holders of Debentures and persons whom such holders have by instrument in writing duly appointed as their proxies.

                     COMPANY AND TRUSTEE MAY BE REPRESENTED

     SECTION 15.10

     The Company and the Trustee, by their respective officers and directors, and the legal advisers of the Company and the Trustee, may attend any meeting of the Debenture holders, but shall have no vote as such.

                 POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION

     SECTION 15.11

     In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debenture holders shall have the following powers exercisable from time to time by Extraordinary Resolution:

     (a) power to agree to and sanction any change whatsoever of any provision of the Debentures or of this Indenture and any modification, abrogation, alteration, compromise or arrangement of the rights of Debenture holders and/or the Trustee against the Company whether such rights arise under this Indenture, the Debentures or otherwise;

     (b) power to assent to any modification of or change in or omission from the provisions contained in this Indenture or any Debentures or in any indenture or instrument supplemental or ancillary hereto or thereto as may be agreed to by the Company and to authorize the Trustee to concur in and execute any indenture or instrument supplemental or ancillary hereto or thereto embodying such modification, change or omission;

     (c) power to sanction the exchange of Debentures for or the conversion of Debentures into shares, bonds, debentures, notes or any other securities or obligations of the Company or any other company;

     (d) power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture of the Debentures in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

     (e) power to waive and direct the Trustee to waive any default on the part of the Company in complying with any provision of this Indenture or the Debentures and/or cancel any declaration made by the Trustee pursuant to
     Section 9.1 either unconditionally or upon any conditions specified in such Extraordinary Resolution;

     (f) power to restrain any Debenture holder from taking or instituting (as such holder) any suit, action or proceeding for the purpose of enforcing payment of the principal interest on any Debenture, or for the execution of any trust or power hereunder or in connection herewith, or for the appointment of a liquidator or a receiver or a trustee in bankruptcy or to have the Company wound up, or for any other remedy hereunder or in connection herewith;

     (g) power to direct any Debenture holder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall be permitted by Section 9.1, of the costs, charges and expenses reasonably and properly incurred by such Debenture holder in connection therewith;

     (h) power to sanction any scheme for the reconstruction or reorganization of the Company or for the consolidation, amalgamation or merger of the Company with any other corporation or for the selling or leasing of the undertaking, property and assets of the Company or any part thereof, provided that no such sanction shall be necessary for a reconstruction, consolidation, amalgamation or merger or transfer under the provisions of
     Article 11 hereof;

     (i) power to sanction the distribution of any shares or securities or the use or disposal of the whole or any part of such shares or securities or any cash in such manner and for such purposes as may be deemed advisable;

     (j) power to appoint and remove a committee (herein sometimes called a "Debenture holders' committee") to consult with the Trustee and to delegate to such Debenture holders' committee (subject to such limitations, if any, as may be prescribed in such Extraordinary Resolution) all or any of the powers which the Debenture holders could exercise by Extraordinary Resolution under paragraphs (d), (e), (f), (g), (h), (i), (k), 0), (p), (q) and (r) of this Section 15.11. The Extraordinary Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such Debenture holders' committee. Such Debenture holders' committee shall consist of such number of persons as shall be prescribed in the Extraordinary Resolution appointing it, and the members need not be themselves Debenture holders. Subject to the Extraordinary Resolution appointing it, every such Debenture holders' committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally; and such regulations may provide that the Debenture holders' committee may act at a meeting at which a quorum is present or may act by minutes signed by a majority of the members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater. All acts of any such Debenture holders' committee within the authority delegated to it shall be binding upon all Debenture holders;

     (k) power to assent to any compromise or arrangement by the Company with any creditor, creditors or class or classes of creditors or with the holders of any shares or securities of the Company;

     (l) power to authorize the Trustee, in the event of the Company making an authorized assignment or a custodian or trustee being appointed under the Bankruptcy Act (Canada) or a liquidator being appointed under the Winding-Up Act (Canada), for and on behalf of the Debenture holders and in addition to any claim or debt proved or made for its own account as Trustee hereunder, to file and prove a claim or debt against the Company and its property for an amount equivalent to the aggregate amount which may be payable in respect of the Debentures, value security, and vote such claim or debt at meetings of creditors and generally act for and on behalf of the Debenture holders in such proceedings as such Extraordinary Resolution may provide;

     (m) power to require the Trustee to make a declaration under the provisions of Section 8.1 but subject always to the provisions of Section 8.3;

     (n) power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debenture holders or by any committee appointed pursuant to clause (j) of this subsection.

     (o) power to require the Trustee to exercise or refrain from exercising any of the powers conferred upon it by this Indenture or to waive any default on the part of the Company;

     (p) power to authorize the Trustee or any other corporation, firm or person lid at any sale of the Company properties or assets or any part thereof and to borrow the moneys required to make any deposit at said sale or pay the balance of the purchase price and to give security for the repayment of the moneys so borrowed and interest thereon, or to advance moneys for such purpose, in which event the person advancing the same shall have a lien upon the property or assets so purchased for the amount so advanced and interest thereon:

     (q) power to remove the Trustee from office and to appoint a new Trustee;
     and

     (r) power, notwithstanding Section 7.4, to authorize the Company and the Trustee to grant extensions of time for payment of interest on any of the Debentures, whether or not the interest, the payment in respect of which is extended. is at the time due or overdue.

                      MEANING OF "EXTRAORDINARY RESOLUTION"

     SECTION 15.12

     (1) The expression "Extraordinary Resolution" when used in this Trust Indenture means, subject as hereinafter in this Article 15 provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debenture holders duly convened for the purpose and held in accordance with the provisions of this Article 15 at which the holders of at least 51% in principal amount of the Debentures then outstanding are present in person or by proxy and passed by the favourable votes of the holders of not less than 662/3% of the principal amount of Debentures represented at the meeting and voted on a poll upon such resolution.

     (2) If at any such meeting the holders of 51% in principal amount of the Debentures outstanding are not present in person or by proxy within half-an-hour after the time appointed for the meeting, then the meeting, if convened by Debenture holders or on a Debenture holders' Request, shall be dissolved; but if otherwise convened the meeting shall stand adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days notice shall be given of the time and place of such adjourned meeting in the manner provided in Article 14. Such notice shall state that at the adjourned meeting the Debenture holders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Debenture holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection (1) of this
Section 15.12 shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of 51% in principal amount of the Debentures then outstanding are not present in person or by proxy at such adjourned meeting.

     (3) Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

                                POWERS CUMULATIVE

     SECTION 15.13

     It is hereby declared and agreed that any one or more of the powers and/or combination of the powers in this Indenture stated to be exercisable by the Debenture holders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Debenture holders to exercise the same or any other such power or powers or combination of power thereafter from time to time.

                                     MINUTES

     SECTION 15.14

     Minutes of all resolutions and proceedings at every such meeting of Debenture holders or of a Debenture holders' committee as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Company, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debenture holders or of the Debenture holders' committee, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had, to have been duly passed and had.

                             INSTRUMENTS IN WRITING

     SECTION 15.15

     All actions which may be taken and all powers which may be exercised by the Debenture holders at a meeting held as hereinbefore in this Article 15 provided may also be taken and exercised by the holders of 662/3% of the principal amount of all the outstanding Debentures by an instrument in writing signed in one or more counterparts and the expression "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed.

                          BINDING EFFECT OF RESOLUTIONS

     SECTION 15.16

     Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 15 at a meeting of Debenture holders shall be binding upon all the Debenture holders, whether present or absent at such meeting, and every instrument in writing signed by Debenture holders in accordance with Section 15.15 shall be binding upon all the Debenture holders, whether signatories thereto or not, and each and every Debenture holder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

                    CERTAIN DEBENTURES DEEMED NOT OUTSTANDING

     SECTION 15.17

     Debentures held by or for the Company or any Subsidiary shall be deemed not to be outstanding Debentures for any purpose of this Article 15, provided however, that Debentures pledged or charged by the Company or any Subsidiary as security for loans or other indebtedness shall, for all such purposes, be deemed to be outstanding Debentures and the pledgees thereof or holders of any lien or charge thereon (other than the Company or any Subsidiary) shall be qualified and entitled to sign any requisition or notice, attend all meetings of Debenture holders and vote thereat in respect of the Debentures so pledged or charged by the Company or any Subsidiary unless such pledgees or holders are expressly precluded under the terms of the pledge or charge from freely exercising in their discretion, uncontroiled by the Company or any Subsidiary, the right to vote such Debentures, in which case the terms of the pledge or charge shall govern.

                                   ARTICLE 16

                           SATISFACTION AND DISCHARGE

                          CANCELLATION AND DESTRUCTION

     SECTION 16.1

     All Debentures cancelled or required to be cancelled under any provision of this Indenture shall be destroyed by or under the direction of the Trustee by cremation or otherwise (in the presence of a representative of the Company if the Company shall so require) and the Trustee shall retain a certificate of such destruction and deliver a duplicate thereof to the Company.

                         NON-PRESENTATION OF DEBENTURES

     SECTION 16.2

     In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal, the premium and/or the interest thereon or represented thereby becomes payable either at maturity, on redemption or otherwise or if such holder shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require.

     (a) the Company shall be entitled to pay to the Trustee and direct it to set aside; or

     (b) in respect of moneys in the hands of the Trustee which may or should be applied to the payment of the Debentures, the Company shall be entitled to direct the Trustee to set aside; or

     (c) if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside;

the principal moneys and/or the interest, as the case may be, in trust to be paid to the holder of such Debentures upon due presentation for surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal moneys, or interest payable on or represented by each Debenture in respect whereof such moneys have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving payment of the moneys so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of
Section 16.3.

                    REPAYMENT OF UNCLAIMED MONEYS TO COMPANY

     SECTION 16.3

     Any moneys set aside under Section 16.2 and not claimed by and paid to holders of Debentures as provided in Section 16.2 within six years after the date of such setting aside shall be repaid to the Company by the Trustee on demand and thereupon the Trustee shall be released from all further liability with respect to such moneys and thereafter the holders of the Debentures in respect of which such moneys were so paid to the Company shall have no right in respect thereof except to obtain payment of the moneys due thereon from the Company.

                              RELEASE AND DISCHARGE

     SECTION 16.4

     Upon proof being given to the reasonable satisfaction of the Trustee that all Debentures and interest (including without duplication interest on amounts overdue) thereon have been paid or satisfied, or that all the Debentures have matured or have been duly called for redemption or the Trustee has been given irrevocable instructions by the Company to give within 90 days notice of redemption of all the Debentures, and such payment and/or redemption has been duly and effectually provided for by payment to the Trustee or otherwise, and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to this Indenture and all interest thereon and the reasonable remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee shall at the request and at the expense of the Company, execute and deliver to the Company such deeds or other instruments as shall be requisite to release the Company from the trusts and provisions herein contained and to release the Company from is covenants herein contained except those relating to the indemnification of the Trustee and to the obligations of the Company with respect to the moneys repaid to it under Section 16.3 hereof.

                          NON-PRODUCTION OF DEBENTURES

     SECTION 16.5

     Subject to the provisions of Article 5 hereof, in the event of a holder not producing any Debenture upon the redemption, maturity or other date of payment thereof, a certificate of the Trustee hereunder of the deposit with it for payment of the principal amount of such Debenture and of such interest as may be due thereon shall avail as a cancellation of such Debenture for the purposes hereof, and as a sufficient authorization to the Company to cancel the entries relating to such Debenture.

                                   ARTICLE 17

                                    EXECUTION

     SECTION 17.1

     This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute the one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of the 5th day of October, 1994.

     SECTION 17.2

     The parties hereto confirm that it is their wish that this Trust Indenture as well as all documents relating thereto, including the Debentures and notices, be drawn up in English only. Les parties a la presente convention confirment leur volonte que cette convention, de m'eme que tous les documents s'y rattachant, y compris les debentures et tout avis, soient rediges en anglais seulement.

     IN WITNESS WHEREOF the parties hereto have executed this Indenture.

                                       HARMAC PACIFIC INC.


                                       By: /s/ RALPH LEVERTON


                                       By: /s/ ERIC LAURITZEN


                                       MONTREAL TRUST COMPANY OF CANADA


                                       By: /s/ N. H. CLEMENT


                                       By: /s/ J.W. HUFF

                                    SCHEDULE

to the annexed Indenture dated as of the 5th day of October, 1994 between Harmac Pacific Inc. and Montreal Trust Company of Canada, as Trustee.

     [Legend for U.S. Persons] THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE UNITED STATES STATE LAWS GOVERNING THE OFFER AND SALE OF SECURITIES AND THE SELLER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY, TO THAT EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM THE CUSTODIAN UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE CUSTODIAN AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

                             FORM OF DEBENTURE

     The following is the form of fully registered 8% Convertible Subordinated Debenture referred to in subsection (4) of Section 2.2 of the annexed Indenture.

No.............                                               $.................

                               HARMAC PACIFIC INC.
               (Incorporated in the Province of British Columbia)

                 8% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURE
                               Due October 4, 2004

     HARMAC PACIFIC INC. (hereinafter called the "Company") for value received hereby promises to pay to ______________________________________________________

________________________________________________________________________________

________________________________________________________________________________
on October 4, 2004 or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Trust Indenture hereinafter mentioned, on presentation and surrender of this Debenture, the principal sum of ___________________________________________________________

dollars ($____________) in lawful money of Canada at any branch in Canada of Bank of Nova Scotia at the holder's option, and to pay interest on the principal sum hereof at the rate of 8% per annum from October 5, 1994 or from the last interest payment date to which interest has been paid or made available for payment on the outstanding Debentures, whichever is later, at any of the said places, at the holder's option, in like money half-yearly on June 1 and December 1 in each year; and should the Company at any time make default in the payment of any principal or interest, to pay interest on the amount in default at the same rate, in like money at any one of the said places, at the holder's option, and half-yearly on the same dates. As interest on this Debenture becomes due, the Company (except in case of payment at maturity or on redemption at which time payment of interest will be made upon surrender of this Debenture) shall forward or cause to be forwarded, either directly or through the Trustee, by prepaid ordinary post to the registered address of the registered holder of this Debenture for the time being, or in the case of joint holders to the registered address of one of such joint holders, a cheque on the Company's bankers for such interest, less any tax required by law to be deducted, payable to the order of such holder or holders and negotiable at par at any one of the places at which interest upon this Debenture 0 payable at the holder's option. The forwarding of such cheque shall satisfy and discharge the liability for interest upon this Debenture to the extent of the sum represented thereby (plus the amount of any tax deducted as aforesaid) unless such cheque be not paid on presentation.

     This Debenture is one of the Debentures designated 8% Convertible Subordinated Debentures (herein referred to as the "Debentures") issued and to be issued under and entitled to the benefits of an Indenture (herein called the "Trust Indenture") dated as of October 5, 1994 made between the Company and Montreal Trust Company of Canada, as Trustee. Reference is hereby made to the Trust Indenture and all instruments supplemental thereto for a description of all the rights of the holders of Debentures issued or issuable thereunder, of the Company and of the Trustee and of the terms and conditions upon which such Debentures are issued or may be issued and held all to the same effect as if the provisions of the Trust Indenture and all instruments supplemental thereto were herein set forth, to all of which provisions the holder of this Debenture, by acceptance hereof, assents.

     The aggregate principal amount of Debentures which may be issued under the Trust Indenture is limited to $76,500,000 of lawful money of Canada, and Debentures to this aggregate principal amount have been authorized for immediate issue under the Trust Indenture, of which this is one.

     The Debentures are issuable as fully registered Debentures only in denominations of $1,000 and integral multiples thereof.

     This Debenture is a direct obligation of the Company ranking for payment pari passu with all other Debentures, but is not secured by any mortgage, pledge, or other charge. The Trust Indenture does not restrict the Company from incurring additional indebtedness or from mortgaging, pledging or charging its properties to secure any indebtedness.

     This Debenture and all other Debentures now or hereafter issued under the Trust Indenture shall, subject to the terms of the Trust Indenture, be equally and rateably entitled to the benefit of the Trust Indenture as if all the Debentures had been issued simultaneously. The payment of the principal of and interest on this Debenture is expressly subordinated as provided in the Trust Indenture to the prior payment in full of all present or future Senior Indebtedness (as defined in the Trust Indenture) of the Company and by acceptance of this Debenture the holder hereof agrees, expressly for the benefit of the present and future holders of such Senior Indebtedness, to be bound by the provisions of the Trust Indenture.

     All or any part (being $1,000 or an integral multiple thereof) of this Debenture is convertible, at the option of the holder hereof, upon surrender of this-Debenture at the principal office of the Trustee in Vancouver, Calgary, Regina, Winnipeg, Toronto, Montreal or Halifax at any time after their issuance and on or before the close of business on the date of maturity of this Debenture, or, if this Debenture is previously called for redemption, the business day immediately preceding the date specified for redemption, into fully paid and non-assessable common shares (herein referred to as "Common Shares") in the capital of the Company (without adjustment for interest accrued hereon or for dividends on Common Shares issuable upon conversion) at a Conversion Price (as defined in the Trust Indenture) of $16.50 per Common Share, being at a rate of approximately 60.606 Common Shares for each $1,000 principal amount of Debentures, all subject to the terms and conditions set forth in the Trust Indenture. The Trust Indenture makes provision for the adjustment of the Conversion Price in certain events therein specified and for the giving of notice to Debenture holders of such events.

     Although the Debentures may be converted at any time after their issuance, there may not be an active trading market for the Common Shares so acquired until after November 27, 1994. Therefore, it may be difficult or impossible to resell prior to that date any Common Shares issued on conversion of Debentures.

     The Debentures may not be redeemed prior to October 5, 1997. Thereafter and prior to October 5, 1999, the Debentures may not be redeemed unless the Company shall have filed with the Trustee a certificate certifying that the weighted average price (as defined in the Trust Indenture) at which the Common Shares traded on The Toronto Stock Exchange during the period of 20 consecutive trading days ending on a date not earlier than the fifth trading day preceding the date on which notice of redemption is given was not less than 125% of the Conversion Price in effect on the date of the filing of such certificate. Subject to the foregoing, the Debentures may be redeemed prior to maturity, in whole at any time or in part from time to time at the option of the Company on not more than 60 and not less than 30 days' prior notice at redemption prices equal to the principal amount thereof plus accrued and unpaid interest to the date specified for redemption.

     This Debenture, if for a principal amount in excess of $1,000, is subject to redemption in part (being $1,000 or an integral multiple thereof) and, in the event of such partial redemption, the holder hereof shall be entitled to receive, without expense to such holder, a new Debenture for the unredeemed part of the principal amount of the Debenture.

     In case of partial redemption, the Debentures to be redeemed shall be selected as provided in the Trust Indenture. If this Debenture is called for redemption and payment hereof duly provided for, interest shall cease to accrue hereon from the date fixed for redemption as provided in the Trust Indenture.

     The right is also reserved to the Company to purchase Debentures at any time in the market or by tender or by private contract at prices equal to the principal amount thereof, plus accrued and unpaid interest and costs of purchase.

     The principal hereof may also become or be declared due before stated maturity on the conditions, in the manner, with the effect and at the times set forth in the Trust Indenture.

     Upon presentation at the principal office of the Trustee in Vancouver, Calgary, Regina, Winnipeg, Toronto, Montreal or Halifax, subject to the provisions of the Trust Indenture and upon compliance with the reasonable requirements of the Trustee: (1) Debentures of any denomination may be exchanged for Debentures of any other authorized denomination of the same aggregate principal amount; and (2) a Debenture may be transferred by the registered holder thereof or his executors, administrators or other legal representatives or his or their attorney duly appointed in writing.

     The Company and the Trustee may deem and treat the person in whose name this Debenture is registered as the absolute owner of this Debenture for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all purposes whatsoever.

     The Trust Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by the holders of a specified percentage of the principal amount of the Debentures outstanding.

     This Debenture shall not become obligatory for any purpose until it shall have been certified by or on behalf of the Trustee for the time being under the Trust Indenture.

     IN WITNESS WHEREOF HARMAC PACIFIC INC. has caused its common seal to be hereunto affixed and this Debenture to be signed by facsimile signature by its Chairman of the Board and an Executive Vice President as of October 5, 1994.

                                       HARMAC PACIFIC INC.


                                       By:
                                           -------------------------------------
                                           President


                                       By:
                                           -------------------------------------
                                           Vice President Finance and
                                           Chief Financial Officer


                                       MONTREAL TRUST COMPANY OF CANADA

                                                            Trustee

                                       By:
                                           -------------------------------------
                                           Authorized Officer

                         (Form of Trustee's Certificate)
                              TRUSTEE'S CERTIFICATE

     This Debenture is one of the 8% Convertible Subordinated Debentures referred to in the Trust Indenture within mentioned.

                                       Dated: __________________________________

                                 CONVERSION FORM

To:  HARMAC PACIFIC INC.

     The undersigned registered holder of the within Debenture hereby irrevocably elects to convert said Debenture (or $ principal amount thereof*) into common shares of Harmac Pacific Inc. in accordance with the terms of the Indenture referred to in said Debenture and directs that the common shares issuable and deliverable upon the conversion be issued and delivered to the person indicated below. (If common shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned.)

     Dated.........................


                                       .........................................
                                            (Signature of Registered Holder)

*If less than the full principal amount of the within Debenture is to be converted, indicate in the space provided the principal amount (which must be $ 1,000 or an integral multiple thereof) to be converted.

NOTE: If shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, by a trust company, or by a member firm of The Toronto Stock Exchange, the Vancouver Stock Exchange or the Montreal Exchange.

     Print Name in which common shares on conversion are to be issued, delivered and registered.

Name.........................

 ................................................................................
(Address)             (City, Province and Postal Code)

Name of guarantor:..............................................................

Authorized signature:...........................................................